                                                                   Exhibit 10.4


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                 FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 19, 2000

                                    AMONG

                         e.SPIRE COMMUNICATIONS, INC.

                         e.SPIRE FINANCE CORPORATION

                                AS BORROWERS,

                          THE LENDERS LISTED HEREIN,
                                 AS LENDERS,

                     GOLDMAN SACHS CREDIT PARTNERS L.P.,
                 AS SOLE LEAD ARRANGER AND SYNDICATION AGENT,

                            THE BANK OF NEW YORK,
                           AS ADMINISTRATIVE AGENT,

                          FIRST UNION NATIONAL BANK,
                            AS DOCUMENTATION AGENT

                                     AND

                      CIT LENDING SERVICES CORPORATION,
                             AS COLLATERAL AGENT




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


                         e.SPIRE COMMUNICATIONS, INC.
                         e.SPIRE FINANCE CORPORATION

                 FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                              TABLE OF CONTENTS

                                                                                                   PAGE
  SECTION 1.    DEFINITIONS...........................................................................2

     1.1        Certain Defined Terms.................................................................2

     1.2        Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                Agreement............................................................................31

     1.3        Other Definitional Provisions and Rules of Construction..............................31


  SECTION 2.    AMOUNTS AND TERMS OF LOANS...........................................................32

     2.1        Loans; the Register; Notes...........................................................32

     2.2        Interest on the Loans................................................................34

     2.3        Fees.................................................................................38

     2.4        Prepayments; General Provisions Regarding Payments; Application of Proceeds of
                Collateral and Payments Under Subsidiary Guaranty....................................38

     2.5        Use of Proceeds......................................................................45

     2.6        Special Provisions Governing Eurodollar Rate Loans...................................45

     2.7        Increased Costs; Taxes; Capital Adequacy.............................................48

     2.8        Obligation of Lenders to Mitigate....................................................52


  SECTION 3.    CONDITIONS TO EFFECTIVENESS..........................................................53

     3.1        Conditions to Effectiveness..........................................................53

     3.2        Lender Acknowledgment and Consent....................................................55


  SECTION 4.    BORROWERS' REPRESENTATIONS AND WARRANTIES............................................55

     4.1        Organization, Powers, Qualification, Good Standing, Business and Subsidiaries........55

     4.2        Authorization, etc...................................................................57

     4.3        Financial Condition..................................................................58

     4.4        No Material Adverse Change; No Restricted Junior Payments............................58

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
     4.5        Title to Properties; Liens; Real Property............................................59

     4.6        Litigation; Adverse Facts............................................................59

     4.7        Payment of Taxes.....................................................................59

     4.8        Performance of Agreements; Materially Adverse Agreements; Material Contracts.........60

     4.9        Governmental Regulation..............................................................60

     4.10       Securities Activities................................................................60

     4.11       Employee Benefit Plans...............................................................60

     4.12       Certain Fees.........................................................................61

     4.13       Environmental Protection.............................................................61

     4.14       Employee Matters.....................................................................62

     4.15       Solvency.............................................................................62

     4.16       Matters Relating to Collateral.......................................................62

     4.17       Disclosure...........................................................................63

     4.18       Representations Concerning Cash Management System....................................63


  SECTION 5.    BORROWERS' AFFIRMATIVE COVENANTS.....................................................64

     5.1        Financial Statements and Other Reports...............................................64

     5.2        Corporate Existence, etc.............................................................70

     5.3        Payment of Taxes and Claims; Tax Consolidation.......................................70

     5.4        Maintenance of Properties; Insurance; Application of Net
                Insurance/Condemnation Proceeds......................................................70

     5.5        Inspection Rights; Audits of Inventory and Accounts Receivable; Lender Meeting.......72

     5.6        Compliance with Laws, etc............................................................72

     5.7        Environmental Review and Investigation, Disclosure, Etc.; Company's Actions
                Regarding Hazardous Materials Activities, Environmental Claims and Violations
                of Environmental Laws................................................................72

     5.8        Execution of Subsidiary Guaranty and Personal Property Collateral Documents by
                Certain Subsidiaries and Future Subsidiaries.........................................74

     5.9        Prepayment of Master Note............................................................76

     5.10       Interest Rate Protection.............................................................76

     5.11       Cash Management Systems..............................................................76

     5.12       Stockholder and NASDAQ Approvals for Committed Preferred.............................77

     5.13       Liquidity Requirement................................................................77

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
  SECTION 6.    BORROWERS' NEGATIVE COVENANTS........................................................77

     6.1        Indebtedness.........................................................................77

     6.2        Liens and Related Matters............................................................78

     6.3        Investments; Joint Ventures..........................................................80

     6.4        Contingent Obligations...............................................................80

     6.5        Restricted Junior Payments...........................................................81

     6.6        Financial Covenants..................................................................82

     6.7        [Intentionally Omitted]..............................................................87

     6.8        Restriction on Fundamental Changes; Asset Sales......................................87

     6.9        Acquisitions.........................................................................89

     6.10       Sales and Lease-Backs................................................................89

     6.11       Sale or Discount of Receivables......................................................90

     6.12       Transactions with Shareholders and Affiliates........................................90

     6.13       Disposal of Subsidiary Stock.........................................................90

     6.14       Conduct of Business..................................................................90

     6.15       Amendments or Waivers of Certain Related Agreements..................................91

     6.16       Fiscal Year..........................................................................91

     6.17       Master Note and Intercompany Purchase Money Note.....................................92


  SECTION 7.    EVENTS OF DEFAULT....................................................................92

     7.1        Failure to Make Payments When Due....................................................92

     7.2        Default in Other Agreements..........................................................92

     7.3        Breach of Certain Covenants..........................................................92

     7.4        Breach of Warranty...................................................................92

     7.5        Other Defaults Under Loan Documents..................................................93

     7.6        Involuntary Bankruptcy; Appointment of Receiver, etc.................................93

     7.7        Voluntary Bankruptcy; Appointment of Receiver, etc...................................93

     7.8        Judgments and Attachments............................................................93

     7.9        Dissolution..........................................................................94

     7.10       Employee Benefit Plans...............................................................94

     7.11       Change in Control....................................................................94

     7.12       Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
                Obligations..........................................................................94

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
     7.13       Licenses.............................................................................95

     7.14       Stockholder and NASDAQ Approvals.....................................................95


  SECTION 8.    AGENTS...............................................................................96

     8.1        Appointment..........................................................................96

     8.2        Powers and Duties; General Immunity..................................................97

     8.3        Representations and Warranties; No Responsibility For Appraisal of
                Creditworthiness.....................................................................99

     8.4        Right to Indemnity...................................................................99

     8.5        Successor Administrative Agent.......................................................99

     8.6        Collateral Documents and Guaranties.................................................100


  SECTION 9.    MISCELLANEOUS.......................................................................101

     9.1        Assignments and Participations in Loans.............................................101

     9.2        Expenses............................................................................104

     9.3        Indemnity...........................................................................105

     9.4        Set-Off; Security Interest in Deposit Accounts......................................105

     9.5        Ratable Sharing.....................................................................106

     9.6        Amendments and Waivers..............................................................106

     9.7        Notices.............................................................................108

     9.8        Survival of Representations, Warranties and Agreements..............................108

     9.9        Failure or Indulgence Not Waiver; Remedies Cumulative...............................108

     9.10       Marshalling; Payments Set Aside.....................................................108

     9.11       Severability........................................................................109

     9.12       Obligations Several; Independent Nature of Lenders' Rights..........................109

     9.13       Headings............................................................................109

     9.14       Applicable Law......................................................................109

     9.15       Successors and Assigns..............................................................109

     9.16       Consent to Jurisdiction and Service of Process......................................109

     9.17       Waiver of Jury Trial................................................................110

     9.18       Confidentiality.....................................................................111

     9.19       Maximum Amount......................................................................111

     9.20       Entire Agreement....................................................................112

     9.21       Counterparts; Effectiveness.........................................................112

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
     9.22       Acknowledgment and Consent..........................................................112

SIGNATURE PAGES.....................................................................................S-1

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


                                   EXHIBITS


I          [INTENTIONALLY OMITTED]
II         [INTENTIONALLY OMITTED]
III        FORM OF NOTICE OF CONVERSION/CONTINUATION
IV         FORM OF SERIES A REVOLVING NOTE
V          FORM OF SERIES B TERM NOTE
VI         FORM OF SERIES C TERM NOTE
VII        FORM OF BLOCKED ACCOUNT AGREEMENT
VIII       FORM OF COMPLIANCE CERTIFICATE
IX-A       FORM OF OPINION OF DAVIS, POLK & WARDWELL
IX-B       FORM OF OPINION OF COMPANY COUNSEL
X          FORM OF ACSI ESCROW AGREEMENT
XI         FORM OF ASSIGNMENT AGREEMENT
XII        FORM OF CERTIFICATE RE NON-BANK STATUS
XIII       FORM OF LOAN PUT AGREEMENT
XIV        PROJECTIONS FOR SALE OF CYBERGATE'S DIAL-UP DIVISION
XV         FORM OF CERTIFICATE OF DESIGNATION OF THE BRIDGE PREFERRED
XVI        FORM OF CERTIFICATE OF DESIGNATION OF THE COMMITTED PREFERRED
XVII       FORM OF COLLATERAL ACCOUNT AGREEMENT

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                                  SCHEDULES

1.2      UNRESTRICTED SUBSIDIARIES
2.1      LENDERS' LOANS AND PRO RATA SHARES
3.1      INTERCONNECTION AGREEMENTS
4.1      SUBSIDIARIES OF COMPANY
4.1E     LICENSES
4.2C     GOVERNMENTAL CONSENTS
4.6      LITIGATION
4.14     EMPLOYEE MATTERS
4.18     CASH MANAGEMENT SYSTEM
6.1      CERTAIN EXISTING INDEBTEDNESS
6.2      CERTAIN EXISTING LIENS
6.3      CERTAIN EXISTING INVESTMENTS
6.4      CERTAIN EXISTING CONTINGENT OBLIGATIONS

                         e.SPIRE COMMUNICATIONS, INC.
                         e.SPIRE FINANCE CORPORATION

                          FIRST AMENDED AND RESTATED
                               CREDIT AGREEMENT


         This FIRST AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 19, 2000, and entered into by and among e.SPIRE COMMUNICATIONS, INC., a Delaware corporation ("COMPANY"), e.SPIRE FINANCE CORPORATION, a Delaware corporation ("FINANCE SUB"; Company and Finance Sub are each individually referred to herein as a "BORROWER" and collectively as "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as sole lead arranger (in such capacity, "ARRANGER") and syndication agent (in such capacity, "SYNDICATION AGENT"), THE BANK OF NEW YORK ("BNY"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), FIRST UNION NATIONAL BANK, as documentation agent (in such capacity, "DOCUMENTATION AGENT"), and CIT LENDING SERVICES CORPORATION, f/k/a Newcourt Commercial Finance Corporation, as collateral agent (in such capacity, "COLLATERAL AGENT").

                               R E C I T A L S
                               ---------------

         WHEREAS, pursuant to that certain Credit Agreement dated as of August 11, 1999 (as amended and otherwise modified through the date hereof, the "ORIGINAL CREDIT AGREEMENT"; the capitalized terms used in the recitals without definition having the meanings assigned to such terms in subsection
1.1 of this Agreement), Lenders have extended certain secured credit facilities to Borrowers under which the following Loans are outstanding as of the date hereof (after giving effect to the borrowings and prepayments referred to in subsections 3.1J and 3.1O): (i) to Finance Sub, Series A Revolving Loans in the principal amount of $35,000,000.00 used to finance capital expenditures and for working capital and other general corporate purposes, including permitted acquisitions and (ii) to Company, Series B Term Loans in the principal amount of $4,329,268.29 and Series C Term Loans in the principal amount of $99,670,731.71 used solely to provide purchase money financing for the acquisition, construction or improvement of Telecommunications Assets of Company and its Restricted Subsidiaries;

         WHEREAS, Borrowers, Lenders and Agents desire to amend and restate the Original Credit Agreement in its entirety upon the terms, and subject to the conditions, contained herein;

         WHEREAS, Company has loaned to Finance Sub all proceeds of the Series B Term Loans and Series C Term Loans, which are evidenced by the Master Note and secured by a pledge of the Intercompany Purchase Money Notes and security therefor and all other assets of Finance Sub pursuant to the Finance Sub Intercompany Pledge and Security Agreement;

         WHEREAS, Finance Sub has loaned to Restricted Subsidiaries the proceeds of its borrowings under the Master Note to finance the cost of the acquisition, construction or improvement of Telecommunications Assets and such loans are evidenced by the Intercompany Purchase Money Note and are secured by all of the assets of such Restricted Subsidiaries pursuant to the Intercompany Pledge and Security Agreement;

         WHEREAS, Company has guaranteed the obligations of Finance Sub hereunder and under the other Loan Documents and has secured all of its obligations hereunder and under the other Loan Documents by granting a First Priority pledge of the Master Note, together with all security interest in all other assets of the Company and a First Priority pledge of the Capital Stock of Finance Sub, pursuant to the Company Pledge and Security Agreement;

         WHEREAS, each of the Restricted Subsidiaries of Finance Sub has guaranteed the Obligations of Finance Sub hereunder and under the other Loan Documents with respect to the Series A Revolving Loans; and

         WHEREAS, each of Finance Sub and the Subsidiary Guarantors have secured all of their respective Obligations under the Loan Documents with respect to the Series A Revolving Loans by granting to Administrative Agent, on behalf of Lenders, a First Priority pledge of all of the Capital Stock of each of its Restricted Subsidiaries and all of their other assets, pursuant to the Finance Sub and Other Subsidiary Pledge and Security Agreement;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agents agree as follows:

                                  SECTION 1.
                                 DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

                  "ACSI" means ACSI Network Technologies, Inc.

                  "ACSI ESCROW AGREEMENT" means an escrow agreement in the form of Exhibit X annexed hereto (other than solely with respect to the provisions relating to the indemnification of, expense reimbursement of, exculpation of, or compensation of, the escrow agent thereunder, to the extent such provisions as so modified are reasonable and customary).

                  "ACSI ESCROW FUNDS" means Cash and Cash Equivalents held in an escrow account which has been established to hold a portion of the proceeds from an ACSI Network Sale permitted under this Agreement pursuant to an ACSI Escrow Agreement; provided that the sole condition to the delivery of such Cash and Cash Equivalents to Company or its Restricted Subsidiaries is the delivery of UCC-3 release statements with respect to the assets subject to such ACSI Network Sale by Administrative Agent in accordance with subsection 8.6.

                  "ACSI NETWORK SALES" means Asset Sales by ACSI in the ordinary course of its business of designing and constructing networks for sale to other Persons.

                  "ADDITIONAL NOTES" means unsecured subordinated notes issued by Company after the Restatement Effective Date which (i) have terms that are no more restrictive to Company and its Subsidiaries (including without limitation in terms of covenants, events of default, grace periods and other rights granted to the holders thereof) than the Existing Senior Notes, (ii) have no required Cash payments of principal until after the Series C Maturity Date and no required Cash payments of interest until the date two years after the Restatement Effective Date, (iii) are not guaranteed by any Subsidiary of Company, (iv) have a maturity not sooner than six months after the Series C Maturity Date, and (v) are contractually subordinated to the Obligations on terms satisfactory to and approved by Requisite Lenders (including without limitation payment blockage rights).

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the per annum rate for deposits in Dollars for a period corresponding to the duration of the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) on such Interest Rate Determination Date or (b) if such rate does not appear on Telerate Page 3750 on such Interest Rate Determination Date, the per annum rate (rounded upward to the nearest 1/16 of 1%) at which deposits in Dollars are offered by Administrative Agent to first class banks in the London interbank market, in the approximate amount of Administrative Agent's relevant Eurodollar Loan (which principal amount shall be deemed to be $1,000,000 in the event Administrative Agent is not making, converting to or continuing a Eurodollar Rate
         Loan) and having a maturity approximately equal to such Interest Period, at approximately 11:00 a.m. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for deposit in Dollars.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.5A.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any

         Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENT" means, individually, each of Arranger, Syndication Agent, Documentation Agent, Collateral Agent and Administrative Agent and "AGENTS" means Arranger, Syndication Agent, Documentation Agent, Collateral Agent and Administrative Agent, collectively.

                  "AGREEMENT" means this First Amended and Restated Credit Agreement dated as of September 19, 2000, as it may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN" means (i) with respect to Series C Term Loans, 5.00% for Eurodollar Rate Loans and 4.00% for Base Rate Loans and (ii) with respect to Series A Revolving Loans and Series B Term Loans (a) 4.50% for Eurodollar Rate Loans and 3.50% for Base Rate Loans.

                  "ARRANGER" has the meaning assigned to that term in the introduction to this Agreement.

                  "ASSET SALE" means the sale, conveyance, transfer, assignment or other disposition by Company or any of its Restricted Subsidiaries to any Person other than Company or any of its Restricted Subsidiaries of (i) any of the Capital Stock of any Restricted Subsidiary, (ii) substantially all of the assets of any division or line of business of Company or any Restricted Subsidiary, or (iii) any other assets (whether tangible or intangible including without limitation duct or fiber sales made from non-switched cities) of Company or any Restricted Subsidiary other than assets sold in the ordinary course of business to the extent the aggregate value of such assets sold in any single transaction or related series of transactions does not exceed $150,000. Notwithstanding anything herein to the contrary, dispositions of assets pursuant to Use Agreements shall constitute Asset Sales.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit XI annexed hereto.

                  "BNY" has the meaning assigned to that term in the introduction to this Agreement.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BRIDGE PREFERRED" means the 30% Exchangeable Preferred Stock issued by Company on or after the date hereof in accordance with subsection 6.8(v).

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CAPITAL STOCK" means, (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests, whether general or limited, (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH BALANCE REQUIREMENT" means, as of any date of determination, the Cash Balances of the Company and its Restricted Subsidiaries shall be at least an amount equal to (i) $20,000,000 for the 30-day period following the Restatement Effective Date and $30,000,000 thereafter plus (ii) the aggregate amount of accrued and unpaid Cash interest on the Loans and the Existing Senior Notes.

                  "CASH BALANCES" means, with respect to any Person, as of any date of determination, the aggregate Dollar amount of Cash and Cash Equivalents held by such Person, minus (i) any Cash or Cash Equivalents held in an escrow or other restricted accounts, including without limitation permitted collateral accounts securing obligations other than the Obligations and (ii) accounts payable more than 60 days past due; provided, that for purposes of determining the Cash Balances of Company and its Restricted Subsidiaries, (a) from and after the date 60 days after the Restatement Effective Date, Cash Balances shall include only such Cash and Cash Equivalents held in Deposit Accounts subject to Collateral Account Agreements in accordance with subsection 5.11 and (b) notwithstanding anything in clauses (i) or (a) of this definition to the contrary, from and after the UCC-3 Required Delivery Date, Cash Balances shall include ACSI Escrow Funds in an amount not to exceed $10,000,000.

                  "CASH EQUIVALENTS" means, as at any date of determination,
         (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition; (iii) repurchase obligations with a term of not more than seven days for underlying security of the types described in clause (i) above entered into with any bank meeting the qualification specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 90 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Ratings Group ("STANDARD & POOR'S") or A-2 or better from Moody's Investors Service, Inc. ("MOODY'S"); (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within 90 days after the date of acquisition; (vi) overnight bank deposits and bankers acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii).

                  "CERTIFICATES OF DESIGNATION" means, collectively, (i) the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14.75% Redeemable Preferred Stock due 2008 and Qualifications, Limitations and Restrictions Thereof, (ii) the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 3/4% Series A Junior Redeemable Preferred Stock Due 2009 and 12 3/4% Series B Junior Redeemable Preferred Stock Due 2009, in each case of Company, (iii) the Certificate of Designation of the Series A Convertible Preferred Stock, (iv) the certificate of designation of the Bridge Preferred, (v) any certificate of designation for the Committed Preferred and (vi) the certificates of designation for any preferred stock issued in the future by Company in accordance with subsection 6.8(v).

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                  "CLOSING DATE" means August 11, 1999, the date of the closing of the Original Credit Agreement.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) of Loan Parties in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCOUNT AGREEMENT" means (i) a blocked account agreement for Deposit Accounts in substantially the form of Exhibit VII annexed hereto, (ii) a collateral account agreement for securities accounts in substantially the form of Exhibit XVII annexed hereto, and (iii) any other collateral account agreement or cash management letter, in each case executed and delivered by a Loan Party and Administrative Agent, as any such agreement may be amended, supplemented or otherwise modified from time to time.

                  "COLLATERAL DOCUMENTS" collectively, the Company Pledge and Security Agreement, the Finance Sub Intercompany Pledge and Security Agreement, the Finance Sub and Other Subsidiary Pledge and Security Agreement, the Intercompany Pledge and Security Agreement, any Collateral Account Agreement and all other instruments or documents delivered by any Loan Party pursuant to the Original Credit Agreement, this Agreement or any of the other Loan Documents, in order to grant to Administrative Agent, on behalf of Lenders, or to another Loan Party, a lien on any real, personal or mixed property of such Loan Party as security for the Obligations or any obligations of such Loan Party under the Master Note or Intercompany Purchase Money Note.

                  "COMMITTED PREFERRED" means up to $124,300,000 of convertible preferred stock of Company issued in accordance with subsection 6.8(v) to the Investors or other investors at least one of whom has committed to purchase such preferred stock from Company resulting in gross proceeds to Company of $124,300,000; provided that the gross proceeds received by Company upon the issuance of the Bridge Preferred shall be included in the calculation of the $124,300,000 (without giving effect to any Accreted Amounts as defined in the Bridge Preferred) upon the exchange of the Bridge Preferred for Committed Preferred.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended (including, without limitation, the Telecommunications Act of 1996), or any successor statute or statutes thereto, and all Regulations thereunder, in each case as from time to time in effect.

                  "COMMUNICATIONS REGULATORY AUTHORITY" means the FCC, any State PUC and any future federal, state or local communications regulatory commission, agency, department, board or authority.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY GUARANTY" means the Company Guaranty executed and delivered by Company on the Closing Date, as such Company Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPANY PLEDGE AND SECURITY AGREEMENT" means the Company Pledge and Security Agreement executed and delivered by Company on the Closing Date, as such Company Pledge and Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 5.1(iv).

                  "CONSOLIDATED ADJUSTED EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) any non-cash expense related to the issuance to employees or non-employees of such Person of Capital Stock or options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and minus, (a) interest income and (b) to the extent reflected in the income statement of such Person for such period, any non-cash credits that have the effect of increasing Consolidated Net Income of such Person for such period, all of the foregoing as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED ANNUALIZED EBITDA" means, as of the last day of any Fiscal Quarter, Consolidated Adjusted EBITDA for such Fiscal Quarter multiplied by four.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including Capital Lease Obligations) by Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries.

                  "CONSOLIDATED CASH CAPITAL EXPENDITURES" means, for any period, Consolidated Capital Expenditures for such period excluding, however, any such expenditures not made in Cash.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period,
         (i) Consolidated Interest Expense of Company and its Restricted Subsidiaries for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs) plus (ii) cash dividends paid by Company on the Preferred Stock.

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA of Company and its Restricted Subsidiaries and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt, (b) Consolidated Cash Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Cash paid to make Telecommunications Acquisitions to the extent permitted by subsection 6.9, (d) Consolidated Cash Interest Expense, and (e) the provision for current taxes based on income of Company and its Restricted Subsidiaries and payable in Cash with respect to such period.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to such Person, for any period, total interest expense (including Capital Lease Obligations and capitalized interest) of such Person and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the net income (or loss) of a Person and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded from Consolidated Net Income
         (i) the income (or loss) of any other Person (other than a Restricted Subsidiary of such Person) in which any other Person (other than such Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or that Person's assets are acquired by such Person or any of its Restricted Subsidiaries, (iii) the income of any Restricted Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONSOLIDATED QUARTERLY REVENUES" means, with respect to any Person, as at any date of determination, the aggregate stated income statement amount of revenue of such Person and its Restricted Subsidiaries for the applicable Fiscal Quarter, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SENIOR DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Restricted Subsidiaries permitted to be outstanding under subsections 6.1(i) and (vi), determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
         (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise)
         (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument creating such Contingent Obligation, unless such primary obligation and maximum amount are not stated or determinable, in which case the amount of such Contingent Obligation shall be the maximum reasonably anticipated liability in respect to such Contingent Obligation.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "CYBERGATE" means Cybergate, Inc., a Florida corporation.

                  "DEFERRED RESTRUCTURING FEE" has the meaning assigned to that term in subsection 2.3C.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOCUMENTATION AGENT" has the meaning assigned that term in the introduction to this Agreement.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof;
         (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (ii) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that no Affiliate of Company shall be an Eligible Assignee (other than the Huff Fund which shall be an Eligible Assignee hereunder to the extent and only to the extent it is required to purchase Loans pursuant to the Loan Put Agreement).

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, written notice, written notice of violation, claim, action, suit, proceeding, written demand, written abatement order or other written order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare as relating to the environment, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.
         Section 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and
         (iii) any member of an affiliated service group within the meaning of
         Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan

         (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
         (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA, by reason of the application of Section 4212(c) of ERISA or on account of any liabilities arising by virtue of any former ERISA Affiliate of Company or any of its Subsidiaries under ERISA or the Code with respect to the period such entity was an ERISA Affiliate;
         (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
         (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "EVENT OF DEFAULT" means each of the events set forth in
         Section 7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING PREFERRED STOCK" means, collectively, the 12 3/4% Junior Redeemable Preferred Stock due 2009 issued by Company and the 14 3/4% Redeemable Preferred Stock due 2008 issued by Company.

                  "EXISTING SENIOR NOTE INDENTURES" means the indentures pursuant to which the Existing Senior Notes were issued, as such indentures may be amended from time to time to the extent permitted under subsection 6.15.

                  "EXISTING SENIOR NOTES" means Company's (i) $190,000,000 in initial aggregate principal amount of 13% Senior Discount Notes due 2005, (ii) $120,000,000 in initial aggregate principal amount of 12 3/4% Senior Discount Notes due 2006, (iii) $220,000,000 in initial aggregate principal amount of 13 3/4% Senior Notes due 2007, and (iv) $375,000,000 in initial aggregate principal amount of 10.625% Senior Discount Notes due 2008.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FINANCE SUB" has the meaning assigned to that term in the introduction to this Agreement.

                  "FINANCE SUB AND OTHER SUBSIDIARY PLEDGE AND SECURITY AGREEMENT" means, the Finance Sub and Other Subsidiary Pledge and Security Agreement executed and delivered by Finance Sub and its Subsidiaries on the Closing Date, annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "FINANCE SUB INTERCOMPANY PLEDGE AND SECURITY AGREEMENT" means the Finance Sub Intercompany Pledge and Security Agreement executed and delivered by Finance Sub and Company on the Closing Date, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 6.15.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 5.1(xiii).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsections

         6.2A(iii) and (iv)) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 6.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at One Wall Street, 16th Floor, New York, New York 10268 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GANE" has the meaning assigned to that term in subsection
         5.8C.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "GSCP" means Goldman Sachs Credit Partners L.P., a Bermuda limited partnership.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to Environmental Laws.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "HUFF FUND" means The Huff Alternative Income Fund, L.P.

                  "HUFF PURCHASE AGREEMENT" means the purchase agreement entered between the Huff Fund and Company pursuant to subsection 3.1I(i), as such purchase agreement may be amended from time to time to the extent permitted under subsection 6.15.

                  "ICP" means the reportable segment of Company's business identified as "Telecommunications" by Company in accordance with SFAS No. 131.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) all Capital Lease Obligations,
         (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
         (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and
         (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, trade secrets, service marks, copyrights, technology, know-how, formulae and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                  "INTERCOMPANY LOAN DOCUMENTS" means the Master Note, the Intercompany Purchase Money Note, the Intercompany Note, the Intercompany Pledge and Security Agreement and the Finance Sub Intercompany Pledge and Security Agreement.

                  "INTERCOMPANY NOTE" means the promissory note executed by Company and its Restricted Subsidiaries evidencing intercompany Indebtedness (other than Indebtedness required to be evidenced by the Master Note or Intercompany Purchase Money Notes), as such document may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 6.15.

                  "INTERCOMPANY PLEDGE AND SECURITY AGREEMENT" means the Intercompany Pledge and Security Agreement executed and delivered by each Restricted Subsidiary on the Closing Date, and to be executed and delivered by each new Restricted Subsidiary from time to time thereafter in accordance with Subsection 5.8, annexed hereto, as such document may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 6.15.

                  "INTERCOMPANY PURCHASE MONEY NOTE" means the promissory note executed by the Restricted Subsidiaries in favor of Finance Sub evidencing any and all loans made by Finance Sub to each Restricted Subsidiary from proceeds of loans made by Company to Finance Sub under the Master Note, as such document may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 6.15.

                  "INTERCONNECTION AGREEMENT" means an agreement entered into with an incumbent provider of local exchange telephone service in accord with Sections 251 and 252 of the Communications Act.

                  "INTEREST PAYMENT ADJUSTMENT DATE" shall mean the earlier of
         (i) the date the Liquidity Requirement is met or (ii) the date the aggregate principal amount of the Loans outstanding is less than $120,000,000.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, (a) prior to the Interest Payment Adjustment Date, the last day of each calendar month and (b) after the Interest Payment Adjustment Date, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Interest Payment Adjustment Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that prior to the Interest Payment Adjustment Date, with respect to each Interest Period of longer than one month, "Interest Payment Date" shall also include the last day of each month following the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Restricted Subsidiaries is a party.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any Restricted Subsidiary of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be (a) the original cost of such Investment plus (b) the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus (c) the lesser of
         (1) the aggregate amount of any repayments, redemptions, dividends or other distributions thereon or proceeds from the sale thereof, in each case to the extent of any Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) actually received by Company or any of its Restricted Subsidiaries in connection therewith, and (2) the aggregate amount described in the immediately preceding clauses (a) and (b).

                  "INVESTORS" means the Huff Fund, Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employee Fund, L.P., TRV Executive Fund, L.P., and The Honeywell International Inc. Master Retirement Trust.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

                  "LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt to (ii) Consolidated Annualized EBITDA, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to clause (iii) of subsection 5.1.

                  "LICENSES" means all licenses, authorizations, certifications, waivers and permits required from any Communications Regulatory Authority acting under the Communications Act or State Law.

                  "LIEN" means any lien (statutory or otherwise), mortgage, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other priority or preferential arrangement having the practical effect of any of the foregoing.

                  "LIQUIDITY REQUIREMENT" means the receipt by Company, in addition to the Required Junior Capital, of at least (i) $100,000,000 in net Cash proceeds from the issuance and sale of Qualified Additional Capital on or before March 31, 2001 plus (ii) an additional $100,000,000 in net Cash proceeds from the issuance and sale of Qualified Additional Capital on or before September 30, 2001.

                  "LOAN" or "LOANS" means one or more of the Series A Revolving Loans, Series B Term Loans or Series C Term Loans, or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Company Guaranty, the Subsidiary Guaranty, the Collateral Documents, the Intercompany Loan Documents and the Loan Put Agreement.

                  "LOAN PARTY" means each of Finance Sub, Company and any Restricted Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "LOAN PUT AGREEMENT" means the Loan Put Agreement, substantially in the form of Exhibit XIII annexed hereto, executed and delivered by the Huff Fund, the Administrative Agent and the Lenders on or prior to the Restatement Effective Date, as such Loan Put Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "MANAGEMENT SHARES" means shares of Capital Stock in Company issued to management of Company from and after the Closing Date.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MASTER NOTE" means the Master Note executed by Finance Sub on the Closing Date in favor of Company to evidence any and all loans made by Company to Finance Sub from the proceeds of Series B Term Loans or Series C Term Loans annexed hereto, as such Master Note may thereafter be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 6.15.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Restricted Subsidiaries or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

                  "MATURITY DATE" means (i) February 11, 2006 with respect to the Series A Revolving Loans and Series B Term Loans and (ii) August 11, 2006 with respect to the Series C Term Loans; provided that, in any case, the Maturity Date shall be (a) November 1, 2004, if Company has not refinanced the 13% Senior Notes due 2005 by November 1, 2004 and (b) April 1, 2005, if Company has not refinanced the 12-3/4% Senior Notes due 2006 by April 1, 2005.

                  "MAXIMUM CONSOLIDATED CASH CAPITAL EXPENDITURE AMOUNT" has the meaning set forth in subsection 6.6C.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any Restricted Subsidiary
         (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any Restricted Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any Restricted Subsidiary in connection with the adjustment or settlement of any claims of Company or such Restricted Subsidiary in respect thereof.

                  "NON-RECOURSE INDEBTEDNESS" means Indebtedness as to which
         (i) neither Company nor any of its Restricted Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise)) or (c) constitutes the lender and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "NOTES" means one or more of the Series A Revolving Notes, Series B Term Notes or Series C Term Notes, or any combination thereof.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company or Finance Sub, as the case may be, to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or their respective Affiliates or any of them under the Loan Documents, whether for principal, interest (including interest that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "ORIGINAL CREDIT AGREEMENT" has the meaning set forth in the Recitals.

                  "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation and its bylaws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, (iv) with respect to any limited liability company, its articles or certificate of organization and its operating agreement and (v) with respect to any other entity, its equivalent organizational, governing documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                           (i)      Liens for taxes, assessments or
                  governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                           (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                           (iii) Liens incurred or deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance and other types of social security, or (b) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance bonds (including standby letters of credit issued in respect of such performance bonds) and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) provided that the amounts in respect of performance bonds and standby letters of credit in respect of performance bonds secured by such Liens do not in the aggregate exceed $30,000,000, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (iv)     any attachment or judgment Lien not
                  constituting an Event of Default under subsection 7.8;

                           (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations and rights granted to third parties under Use Agreements;

                           (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                           (vii) any (a) interest or title of a lessor or sublessor under a lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                           (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                           (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (x)      any zoning or similar law or right
                  reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and

                           (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries.

                  "PERMITTED HOLDERS" means the Huff Fund, ING Equity Partners, L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P., George Schmitt, Acqua Wellington, Promethean Investment Group and the respective Affiliates (other than Company and its Restricted Subsidiaries) of each of the foregoing.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Company Pledge and Security Agreement, the Finance Sub and Other Subsidiary Pledge and Security Agreement, and the Finance Sub Intercompany Pledge and Security Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition, act or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

                  "PRIME RATE" means the rate that BNY publicly announces from time to time as its prime lending rate, as in effect from time to time its Funding and Payment Office. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BNY or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Series A Revolving Loans of any Lender, the percentage obtained by dividing (a) the Series A Revolving Loan Exposure of that Lender by (b) the aggregate Series A Revolving Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Series B Term Loan Commitment or the Series B Term Loans of any Lender the percentage obtained by dividing (a) the Series B Term Loan Exposure of that Lender by (b) the aggregate Series B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Series C Term Loan Commitment or the Series C Term Loans of any Lender, the percentage obtained by dividing (a) the Series C Term Loan Exposure of that Lender by (b) the aggregate Series C Term Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (a) the sum of the Series A Revolving Loan Exposure of that Lender plus the Series B Term Loan Exposure of that Lender plus the Series C Term Loan Exposure of that Lender by (b) the sum of the aggregate Series A Revolving Loan Exposure of all Lenders plus the aggregate Series B Term Loan Exposure of all Lenders plus the aggregate Series C Term Loan Exposure of all Lenders in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The Pro Rata Share of each Lender as of the date of this Agreement for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "PURCHASE MONEY DEBT ALLOWANCE" has the meaning given such term in the Existing Senior Note Indentures.

                  "QUALIFIED ADDITIONAL CAPITAL" means the net Cash proceeds received by Company from (i) the issuance of Capital Stock of the Company in accordance with the terms of this Agreement, (ii) the issuance of Additional Notes in accordance with the terms of this Agreement, (iii) indebtedness incurred in accordance with subsection 6.1(vi) at any time after the Company has received the Required Junior Capital (for purposes of this clause (iii), unfunded firm commitments to provide Loans pursuant to executed loan or credit agreements containing only customary funding conditions shall constitute Qualified Additional Capital) or (iv) the aggregate amount of Net Asset Sale Proceeds received after the Restatement Effective Date which are permitted to be reinvested in Telecommunications Assets pursuant to subsection 2.4(B)(iii)(a).

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED AGREEMENTS" means, collectively, (i) the Existing Senior Note Indentures and Existing Senior Notes, (ii) the Certificates of Designation and (iii) the Huff Purchase Agreement and the Voting Agreement.

                  "RELATED TELECOMMUNICATIONS BUSINESS" means the business of being an inter-exchange carrier, a competitive local exchange carrier, an incumbent local exchange carrier, an internet service provider, a long-distance reseller, a backbone data provider or a data local exchange carrier, the business of designing, constructing, selling and leasing of telecommunications network infrastructure or the business of owning fiber for telecommunications purposes.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Series A Revolving Loan Exposure of all Lenders plus the aggregate Series B Term Loan Exposure of all Lenders plus the aggregate Series C Term Loan Exposure of all Lenders; provided, that the Huff Fund and its Affiliates shall be excluded from the term "Lenders" for purposes of the definition of Requisite Lenders.

                  "REQUIRED JUNIOR CAPITAL" means receipt by Company on or after the date hereof of gross proceeds of $124,300,000 from the sale and issuance of (i) the Committed Preferred, the Bridge Preferred or other preferred stock of the Company issued in accordance with subsection 6.8(v), provided that Company shall not be deemed to have received any additional gross proceeds constituting Required Junior Capital upon the exchange of the Bridge Preferred for Committed Preferred, (ii) common stock or warrants for common stock of the Company and/or (iii) Additional Notes that have no required Cash payments until after the Series C Maturity Date.

                  "RESTATEMENT EFFECTIVE DATE" means the date on or before September 20, 2000, upon which all of the conditions set forth in
         Section 3 have been satisfied.

                  "RESTRICTED JUNIOR PAYMENT" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class or in shares of common stock, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness, the Existing Senior Notes or any Additional Notes.

                  "RESTRICTED SUBSIDIARY" means each direct and indirect Subsidiary of Company (including Subsidiaries of Subsidiaries) currently existing or hereafter formed or acquired which is not an Unrestricted Subsidiary.

                  "RESTRUCTURING" means (i) the formation of Finance Sub as a Wholly Owned Subsidiary of Company and (ii) the contribution by Company to Finance Sub of all issued and outstanding Capital Stock of the Restricted Subsidiaries.

                  "SEC" means the Securities and Exchange Commission and any successor thereto.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SERIES A CONVERTIBLE PREFERRED STOCK" means the convertible preferred stock of Company with a stated value of $1,000 per share issued pursuant to that certificate of designation filed with the Secretary of State of the State of Delaware on March 3, 2000.

                  "SERIES A REVOLVING LOANS" means the Loans made by Lenders to Finance Sub pursuant to subsection 2.1A(i) of the Original Credit Agreement.

                  "SERIES A REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make a Series A Revolving Loan to Finance Sub pursuant to subsection 2.1A(i) of the Original Credit Agreement, and "SERIES A REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "SERIES A REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the aggregate outstanding principal amount of the Series A Revolving Loans of that Lender.

                  "SERIES A REVOLVING LOAN NOTES" means any promissory notes of Finance Sub issued pursuant to (i) subsection 2.1E(i) of the Original Credit Agreement on the Closing Date or (ii) the last sentence of subsection 9.1B(i) hereof or, if issued prior to the Restatement Effective Date, of the Original Credit Agreement in connection with assignments of the Series A Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SERIES B TERM LOAN COMMITMENT" means the commitment of a Lender to make Series B Term Loans to Company pursuant to subsection 2.1A(ii) of the Original Credit Agreement, and "SERIES B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "SERIES B TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the aggregate outstanding principal amount of the Series B Term Loans of that Lender.

                  "SERIES B TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii) of the Original Credit Agreement.

                  "SERIES B TERM NOTES" means any promissory notes issued by Company pursuant to (i) subsection 2.1E(i) of the Original Credit Agreement on the Closing Date or (ii) the last sentence of subsection 9.1B(i) hereof or, if issued prior to the Restatement Effective Date, of the Original Credit Agreement in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SERIES C TERM LOAN COMMITMENT" means the commitment of a Lender to make Series C Term Loans to Company pursuant to subsection 2.1A(iii) of the Original Credit Agreement, and "SERIES C TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "SERIES C TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the aggregate outstanding principal amount of the Series C Term Loans of that Lender.

                  "SERIES C TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii) of the Original Credit Agreement.

                  "SERIES C TERM NOTES" means any promissory notes issued by Company pursuant to (i) subsection 2.1E(i) of the Original Credit Agreement on the Closing Date or (ii) the last sentence of subsection 9.1B(i) hereof or, if issued prior to the Restatement Effective Date, of the Original Credit Agreement in each case substantially in the form of Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATE LAW" means any state law pertaining to or regulating intrastate and local telecommunications services, or any successor statute or statutes thereto, and all State Regulations pursuant to such State Law, in each case as from time to time in effect.

                  "STATE PUC" means any state public utility commission or any other state commission, agency, department, board or authority with responsibility for regulating intrastate and local telecommunications services.

                  "STATE REGULATIONS" means all rules, regulations, written policies, orders and decisions of any State PUC.

                  "STOCKHOLDER APPROVAL" means all requisite approvals of the stockholders of Company for the issuance of the Committed Preferred.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Company subordinated in right of payment to the Obligations.

                  "SUBSEQUENT JUNIOR CAPITAL" means the net Cash proceeds received by Company from the issuance and sale of (i) Additional Notes issued in accordance with subsection 6.1(iii), (ii) common stock of Company, and/or (iii) preferred stock of Company issued in accordance with subsection 6.8(v), after the date on which both the Liquidity Requirement has been met and Company has received the Required Junior Capital.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary of Company (other than Finance Sub) that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 5.8.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Restricted Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Restricted Subsidiaries of Company from time to time thereafter in accordance with subsection 5.8, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1D.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "TELECOMMUNICATIONS ACQUISITIONS" means acquisitions by Finance Sub or its Restricted Subsidiaries of Persons principally engaged in a Related Telecommunications Business, provided that the Person acquired shall become a Wholly Owned Restricted Subsidiary and a Subsidiary Guarantor.

                  "TELECOMMUNICATIONS ASSETS" means, with respect to any Person, assets (including, without limitation, rights-of-way, trademarks and licenses to use copyrighted material), that are utilized by such Person, directly or indirectly, in a Telecommunications Business. Telecommunications Assets shall include stock, joint venture or partnership interests in another Person; provided that substantially all of the assets of such other Person consist of Telecommunications Assets.

                  "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities,
         (ii) creating, developing or marketing communications-related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above.

                  "TOTAL GROSS CAPITALIZATION" means the (i) sum of (a) Consolidated Total Debt plus (b) paid-in capital which shall include
         (1) preferred stock and (2) stock issued to employees as compensation in the ordinary course of business consistent with past practice but shall exclude (3) additional equity issued as pay-in-kind dividends on issued and outstanding equity securities and (4) any warrants for equity securities issued in connection with Securities evidencing Indebtedness and which shall be determined without giving effect to any accumulated deficits resulting from operations minus (ii) the aggregate cumulative amount of Investments made by Company or its Restricted Subsidiaries from and after the Closing Date pursuant to subsection 6.3(vii).

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "UCC-3 REQUIRED DELIVERY DATE" means, with respect to any ACSI Network Sale, the fifth Business Day after the date the Administrative Agent has received the notice, Officer's Certificate, UCC-3 release statements, and the ACSI Escrow Agreement required pursuant to subsection 8.6 in form and substance reasonably satisfactory to Administrative Agent; provided that if any such documents are not reasonably satisfactory to Administrative Agent, Administrative Agent shall give written notice to the Company within five Business Days after receipt thereof specifying in particular the errors or omissions in such documents.

                  "UNRESTRICTED SUBSIDIARY" means (i) each direct and indirect Subsidiary of Company which is designated as an Unrestricted Subsidiary on Schedule 1.2 annexed hereto and (ii) each other indirect Subsidiary of Company formed or acquired after the Closing Date which is designated by the Board of Directors of Company as an Unrestricted Subsidiary; provided, however, that in the case of each of clauses (i) and (ii), (a) such Subsidiary has total assets of $1,000 or less or the designation of such Subsidiary as an Unrestricted Subsidiary is effective immediately upon such Person becoming a Subsidiary of Company, (b) such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness, (c) neither Company nor any Restricted Subsidiary is party to any agreement which requires Company or any Restricted Subsidiary to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified financial or operating results and (d) such Subsidiary constitutes an "Unrestricted Subsidiary" under each indenture pursuant to which Company has outstanding Indebtedness. If, at any time, any Unrestricted Subsidiary would fail to meet any of the foregoing requirements to constitute an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. Notice of the designation of any Subsidiary of Company as an Unrestricted Subsidiary shall be set forth in an Officers' Certificate delivered to Administrative Agent.

                  "USE AGREEMENT" means any agreement pursuant to which Company or any Restricted Subsidiary sells ownership rights to, or rights to use (on an indefeasible right of use basis or otherwise), fiber optic cable, fiber conduits, innerducts, switches or similar assets.

                  "VOTING AGREEMENT" has the meaning assigned to that term in subsection 3.1I(ii).

                  "VOTING STOCK" means, with respect to any Person, Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "WHOLLY OWNED" means, with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock or other equity interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii), (xiii) and (xxi) of subsection 5.1 shall be prepared in accordance with GAAP as in effect from time to time (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies applicable to Company and its Subsidiaries in accordance with GAAP as of the Restatement Effective Date and in conformity with those used to prepare the financial statements referred to in subsection 4.3. If there is any change in the accounting principles and policies applicable to Company and its Subsidiaries in accordance with GAAP after the date hereof, Borrowers and the Lenders may (but shall not be obligated to) amend the definitions, covenants and other provisions of this Agreement to take into account such changes in accounting principles and policies.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         (A) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         (B) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         (C) The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

         (D) Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, supplemented or otherwise modified from time to time in accordance with subsection 6.15.

                                  SECTION 2.
                          AMOUNTS AND TERMS OF LOANS

2.1      LOANS; THE REGISTER; NOTES.

         (A) LOANS. Each Lender has previously extended to Borrowers the Loans as described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii).

                  (i) Series A Revolving Loans. Each Lender which had a Series A Revolving Loan Commitment under the Original Credit Agreement has loaned to Finance Sub an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Series A Revolving Loan Commitments, which amount was used for the purposes identified in subsection 2.5A. The amount of each Lender's outstanding Series A Revolving Loan as of the Restatement Effective Date, after giving effect to the borrowing of the Series A Revolving Loans referred to in subsection 3.1O is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Series A Revolving Loan, after giving effect to such borrowing, is $35,000,000; provided that the Series A Revolving Loans shall be adjusted to give effect to any assignments of the Series A Revolving Loans pursuant to subsection 9.1B. All outstanding Series A Revolving Loans and all other amounts owed hereunder with respect to the Series A Revolving Loans shall be paid in full no later than the Maturity Date. All Series A Revolving Loans made under the Original Credit Agreement shall continue under this Agreement. As of the Restatement Effective Date, after giving effect to the borrowing of the Series A Revolving Loans contemplated by subsection 3.1O, all Series A Revolving Loan Commitments of the Lenders shall be terminated and amounts previously borrowed under subsection 2.1A(i) of the Original Credit Agreement and repaid may not be reborrowed.

                  (ii) Series B Term Loans. Each Lender which had a Series B Term Loan Commitment under the Original Credit Agreement has loaned to Company an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Series B Term Loan Commitments, which amount was used for the purposes identified in subsection 2.5B. The amount of each Lender's outstanding Series B Term Loan as of the Restatement Effective Date, after giving effect to the prepayments thereof referred to in subsections 3.1J and 3.1O, is set forth opposite its name on Schedule 2.1 annexed hereto; provided that the Series B Term Loans shall be adjusted to give effect to any assignments of the Series B Term Loans pursuant to subsection 9.1B. All Series B Term Loans and all other amounts owed hereunder with respect to the Series B Term Loans shall be paid in full no later than the Maturity Date. All outstanding Series B Term Loans made under the Original Credit Agreement shall continue under this Agreement. As of the Restatement Effective Date, all Series B Term Loan Commitments of the Lenders shall be terminated and amounts borrowed under subsection 2.1A(ii) of the Original Credit Agreement and repaid may not be reborrowed.

                  (iii) Series C Term Loans. Each Lender which had a Series C Term Loan Commitment under the Original Credit Agreement has loaned to Company an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Series C Term Loan Commitments, which amount was used for the purposes identified in subsection

         2.5B. The amount of each Lender's Series C Term Loan as of the Restatement Effective Date, after giving effect to the prepayments thereof referred to in Section 3.1J, is set forth opposite its name on Schedule 2.1 annexed hereto; provided that the Series C Term Loan of Lenders shall be adjusted to give effect to any assignments of the Series C Term Loans pursuant to subsection 9.1B. All Series C Term Loans and all other amounts owed hereunder with respect to the Series C Term Loans shall be paid in full no later than the Maturity Date. All outstanding Series C Term Loans made under the Original Credit Agreement shall continue under this Agreement. Amounts borrowed under subsection 2.1A(iii) of the Original Credit Agreement and repaid may not be reborrowed.

                  (iv) Limitations on Loans. Anything contained in this Agreement to the contrary notwithstanding, the Loans shall be subject to the following limitations: (a) in no event shall the sum of the aggregate principal amounts of Series B Term Loans and Series C Term Loans outstanding exceed 80% of the cost of the acquisition, construction or improvement of the Telecommunications Assets acquired, constructed or improved with the proceeds of such Loans; and (b) in no event shall the sum of the aggregate principal amounts of Series B Term Loans and Series C Term Loans outstanding, plus the aggregate amount of any Indebtedness outstanding in accordance with subsection 6.1(vi), exceed the Purchase Money Debt Allowance.

         (B) [INTENTIONALLY OMITTED]

         (C) [INTENTIONALLY OMITTED]

         (D) THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 9.7, a register for the recordation of the names and addresses of Lenders and the Loans (whether or not evidenced by a Note) of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Series A Revolving Loans, Series B Term Loans and Series C Term Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Series A Revolving Loans, Series B Term Loans or Series C Term Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of each Series A Revolving Loan, Series B Term Loan and Series C Term Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect either Borrower's Obligations in respect of any applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.

                  (v) Each Borrower hereby designates BNY to serve as such Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent BNY serves in such capacity, BNY and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3.

         (E) NOTES. Upon request of any Lender, the applicable Borrower shall execute and deliver to that Lender (or to Administrative Agent for that Lender) (a) a Series A Revolving Loan Note substantially in the form of
Exhibit IV annexed hereto to evidence that Lender's Series A Revolving Loan, in the principal amount of that Lender's Series A Revolving Loan and with other appropriate insertions, (b) a Series B Term Note substantially in the form of Exhibit V annexed hereto to evidence that Lender's Series B Term Loans, in the principal amount of that Lender's Series B Term Loan and with other appropriate insertions, and (c) a Series C Term Note substantially in the form of Exhibit VI annexed hereto to evidence that Lender's Series C Term Loans, in the principal amount of that Lender's Series C Term Loan and with other appropriate insertions.

2.2      INTEREST ON THE LOANS.

         (A) RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus the relevant Applicable Margin (as in effect from time to time); or

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the relevant Applicable Margin (as in effect from time to time during the applicable Interest Period).

         (B) INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the applicable Borrower may, pursuant to the applicable Notice of Conversion/Continuation select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at the applicable Borrower's option, either a one-, two- or three-month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (v), (vi) and (vii) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date for such Loans;

                  (vi) no Interest Period with respect to any portion of the Series A Revolving Loans shall extend beyond a date on which Finance Sub is required to make a scheduled payment of principal on the Series A Revolving Loans unless the sum of (a) the aggregate principal amount of Series A Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Series A Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Series A Revolving Loans on such date.

                  (vii) no Interest Period with respect to any portion of the Series B Term Loans or Series C Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Series B Term Loans or Series C Term loans, as the case may be, unless the sum of (a) the aggregate principal amount of Series

         B Term Loans or Series C Term Loans, as the case may be, that are Base Rate Loans plus (b) the aggregate principal amount of Series B Term Loans or Series C Term Loans, as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Series B Term Loans or Series C Term Loans, as the case may be, on such date;

                  (viii)   [Intentionally Omitted]

                  (ix) there shall be no more than ten (10) Interest Periods outstanding at any time; and

                  (x) in the event a Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Conversion/Continuation, such shall be deemed to have selected an Interest Period of one month.

         Any Loan made prior to the Restatement Closing Date shall continue with the Interest Period it had under the Original Credit Agreement subject to the provisions of subsection 2.2D below.

         (C) INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

         (D) CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, each Borrower shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         The applicable Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate
Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, such Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D;

provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither Administrative Agent nor any Lender shall incur any liability to either Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the applicable Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

         (E) DEFAULT INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         (F) COMPUTATION OF INTEREST. Interest on the Loans shall be computed
(i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar

Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

         (A) [INTENTIONALLY OMITTED]

         (B) OTHER FEES. Borrowers agree to pay to Arranger and Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company, Arranger and Administrative Agent.

         (C) RESTRUCTURING FEE. Borrowers shall pay to Administrative Agent, for distribution to Lenders executing this Agreement in accordance with their Pro Rata Shares, a restructuring fee equal to 1.25% of the aggregate outstanding principal amount of Loans (after giving effect to the prepayments referred to in subsection 3.1J), 1.00% payable in Cash upon the Restatement Effective Date and the remaining 0.25% payable from Net Asset Sale Proceeds received following the Restatement Effective Date (such 0.25%, the "DEFERRED RESTRUCTURING FEE").

2.4 PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

         (A) SCHEDULED REPAYMENTS OF LOANS.

                  (i) Scheduled Payments of Series A Revolving Loans. Company shall make payments of principal on the Series A Revolving Loans in installments on the dates and in the amounts set forth below:

                                SCHEDULED REPAYMENT
                               OF SERIES A REVOLVING
           DATE                        LOANS
-------------------------- ------------------------------
November 11, 2005                     $12,500,000
-------------------------- ------------------------------
February 11, 2006                     $22,500,000
-------------------------- ------------------------------

         ; provided that each scheduled installment of principal of the Series A Revolving Loans set forth above shall be reduced in connection with any voluntary or mandatory repayments of the Series A Revolving Loans in accordance with subsection 2.4B(iv).

                  (ii) Scheduled Payments of Series B Term Loans. Company shall make payments of principal on the Series B Term Loans in installments on the dates and in the amounts set forth below:

                DATE                     SCHEDULED REPAYMENT OF SERIES B TERM LOANS
------------------------------------- --------------------------------------------------
November 11, 2003                                            $354,213
------------------------------------- --------------------------------------------------
February 11, 2004                                            $354,213
------------------------------------- --------------------------------------------------
May 11, 2004                                                 $354,213
------------------------------------- --------------------------------------------------
August 11, 2004                                              $354,213
------------------------------------- --------------------------------------------------
November 11, 2004                                            $531,319
------------------------------------- --------------------------------------------------
February 11, 2005                                            $531,319
------------------------------------- --------------------------------------------------
May 11, 2005                                                 $531,319
------------------------------------- --------------------------------------------------
August 11, 2005                                              $531,319
------------------------------------- --------------------------------------------------
November 11, 2005                                         $787,140.29
------------------------------------- --------------------------------------------------

         ; provided that each scheduled installment of principal of the Series B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory repayments of the Series B Term Loans in accordance with subsection 2.4B(iv).

                  (iii) Scheduled Payments of Series C Term Loans. Company shall make payments of principal on the Series C Term Loans in installments on the dates and in the amounts set forth below:



                DATE                     SCHEDULED REPAYMENT OF SERIES C TERM LOANS
------------------------------------- --------------------------------------------------
November 11, 2003                                            $249,176
------------------------------------- --------------------------------------------------
February 11, 2004                                            $249,176
------------------------------------- --------------------------------------------------
May 11, 2004                                                 $249,176
------------------------------------- --------------------------------------------------
August 11, 2004                                              $249,176
------------------------------------- --------------------------------------------------
November 11, 2004                                            $249,176
------------------------------------- --------------------------------------------------
February 11, 2005                                            $249,176
------------------------------------- --------------------------------------------------
May 11, 2005                                                 $249,176
------------------------------------- --------------------------------------------------
August 11, 2005                                              $249,176
------------------------------------- --------------------------------------------------
November 11, 2005                                            $249,176
------------------------------------- --------------------------------------------------
February 11, 2006                                            $249,176
------------------------------------- --------------------------------------------------
May 11, 2006                                                 $249,176
------------------------------------- --------------------------------------------------
August 11, 2006                                        $96,929,795.71
------------------------------------- --------------------------------------------------

         ; provided that each scheduled installment of principal of the Series C Term Loans set forth above shall be reduced in connection with any voluntary or mandatory repayments of the Series C Term Loans in accordance with subsection 2.4B(iv).

         (B)      PREPAYMENTS.

                  (i) Voluntary Prepayments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that with respect to any Eurodollar Rate Loan prepaid prior to the expiration of the Interest Period applicable thereto, Borrowers shall pay all amounts payable pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii)     [Intentionally omitted].

                  (iii) Mandatory Prepayments. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                           (a) Prepayments From Net Asset Sale Proceeds. No later than the first Business Day following the date of receipt by Company or any of its Restricted Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (excluding ACSI Network Sales only to the extent the Net Asset Sale Proceeds received from such Asset Sales are accounted for as revenue (whether currently or on a deferred basis) from continuing operations in accordance with GAAP), Company or Finance Sub, as applicable, shall apply such Net Asset Sale Proceeds first to pay the Deferred Restructuring Fee to the full extent thereof, and second to prepay the Loans. Notwithstanding the foregoing, as long as no Event of Default or Potential Event of Default shall have occurred and be continuing and the Deferred Restructuring Fee has been paid in full, Company or Finance Sub, as applicable, may reinvest within 270 days from the date of receipt thereof up to 50% of the Net Asset Sale Proceeds in Telecommunications Assets used by Company and its Restricted Subsidiaries in the conduct of its business and to the extent of the amount of Net Asset Sale Proceeds so reinvested (up to such 50% limit) no prepayment of Loans shall be required under this subsection 2.4(B)(iii)(a). If upon any Asset Sale, Company elects to reinvest up to 50% of the Net Asset Sale Proceeds as permitted under this subsection 2.4B(iii)(a), (1) no later than the first Business Day following the consummation of such Asset Sale,

                  Company shall deliver an Officers' Certificate to Administrative Agent demonstrating the derivation of the Net Asset Sale Proceeds of such Asset Sale from the gross sales prices thereof and certifying the portion of such proceeds which Company elects to reinvest in Telecommunications Assets and certifying that no Event of Default or Potential Event of Default shall have occurred and be continuing and
                  (2) upon the expiration of 270 days after the date of receipt of the Net Asset Sale Proceeds certified as being scheduled for reinvestment, Company shall deliver to Administrative Agent an Officers' Certificate indicating the amount of Net Asset Sale Proceeds reinvested as of such date, the assets in which such Net Asset Sale Proceeds have been reinvested, and the amount of any remaining Net Asset Sale Proceeds which shall be applied to prepay the Loans as set forth in this subsection 2.4B(iii)(a).

                           (b)      Prepayments from Net
                  Insurance/Condemnation Proceeds. No later than the second Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 5.4C, Company or Finance Sub, as applicable, shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year
                  2002), Company or Finance Sub, as applicable, shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow.

                           (d) Prepayments Due to Restrictions on Loans. Company shall from time to time prepay the Series B Term Loans and Series C Term Loans to the extent necessary to give effect to the limitations set forth in subsection 2.1A(iv).

                           (e) Prepayments Due to Payments of Master Note. Company shall, from time to time, prepay the Series B Term Loans and the Series C Term Loans to the extent necessary so that the aggregate outstanding amount of Series B Term Loans and the Series C Term Loans shall not at any time exceed the aggregate amount outstanding under the Master Note.

                           (f) Calculations of Net Proceeds Amounts, Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(c), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds (as such terms are defined in subsections 2.4B(iii)(a) and (b) respectively) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company or Finance Sub, as applicable, shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                  (iv)     Application of Prepayments.

                           (a) Application of Prepayments by Type of Loans. Any amount (the "APPLIED AMOUNT") to be applied as a voluntary prepayment pursuant to subsection 2.4B(i) or mandatory prepayment pursuant to subsections 2.4B(iii)(a)-(c) shall be applied to reduce the aggregate amount of Loans of Lenders in accordance with their Pro Rata Shares (as determined pursuant to clause (iv) of the definition thereof). With respect to each Lender's outstanding Loans, prepayments shall be applied first, to reduce such Lender's outstanding Series B Term Loans, second, to reduce such Lender's Series C Term Loans and third, to reduce such Lender's Series A Revolving Loans (provided that the Lenders may agree among themselves to reallocate prepayments otherwise payable to the Series A Revolving Loans). Voluntary prepayments pursuant to subsection 2.4B(i) shall be applied to reduce scheduled installments of principal of the Series A Revolving Loans, Series B Term Loans and Series C Term Loans on a pro rata basis. Mandatory prepayments pursuant to subsection 2.4B(iii)(a)-(c) shall be applied to reduce scheduled installments of principal of the Series A Revolving Loans, Series B Term Loans and Series C Term Loans in inverse order of maturity.

                           (b) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made pursuant to subsection 2.6D.

                  (v) Prepayment Fees. If any portion of the Series C Term Loans is prepaid on or prior to the second anniversary of the Closing Date, Company shall pay to Administrative Agent, for distribution to Lenders having Series C Term Loans so prepaid in accordance with their Pro Rata Shares, a fee equal to (1) 3.00% of the principal amount of Series C Term Loans so prepaid during the period commencing on the Closing Date and ending on the day prior to the first anniversary of the Closing Date and (2) 2.00% of the principal amount of Series C Term Loans so prepaid during the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date; provided, however, that such prepayment fees shall not be payable with respect to (a) the prepayments made in accordance with subsections 3.1J and 3.1O, (b) mandatory prepayments made pursuant to subsection 2.4B(iii)(a)-(c) or
         (c) voluntary prepayments pursuant to subsection 2.4B(i) made within 90 days after the Restatement Effective Date.

         (C) GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by each Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day.

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares, subject to the provisions of subsection 2.4B(iv)(a). Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         (D) APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

                  (i) Application of Proceeds of Collateral. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                           (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                           (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                           (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (ii) Application of Payments Under Subsidiary Guaranty. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                           (a) To the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

                           (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

                           (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (iii) Ratable Sharing of Proceeds of Collateral and Subsidiary Guaranty. Any and all amounts received by Administrative Agent in connection with the enforcement of any of the Collateral Documents or the Subsidiary Guaranty or in connection with a distribution in a bankruptcy, insolvency or similar proceeding to be applied against any of the Obligations hereunder shall be shared ratably by all Lenders hereunder in accordance with their Pro Rata Shares (as determined pursuant to clause (iv) of the definition thereof), irrespective of whether the Obligations of all Lenders or only the Obligations of Lenders having outstanding Series A Revolving Loans, Series B Term Loans or Series C Term Loans are secured by the Collateral with respect to which such amounts are received or guaranteed by the Subsidiary Guaranty.

2.5      USE OF PROCEEDS.

         (A) SERIES A REVOLVING LOANS. The proceeds of the Series A Revolving Loans were applied by Finance Sub for working capital and for other general corporate purposes, including the financing of capital expenditures from time to time.

         (B) SERIES B TERM LOANS AND SERIES C TERM LOANS. The proceeds of the Series B Term Loans and Series C Term Loans were applied by Company solely to finance the acquisition, construction or improvement of Telecommunications Assets of Company and its Restricted Subsidiaries; provided that Company used all proceeds of any Series B Term Loans and Series C Term Loans to make intercompany loans to Finance Sub pursuant to the Master Note which were secured by the Finance Sub Pledge and Security Agreement, and Finance Sub in turn made intercompany loans of such proceeds to the applicable Restricted Subsidiary of Finance Sub pursuant to the Intercompany Purchase Money Note which were secured by the Intercompany Pledge and Security Agreement.

         (C) MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement was used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         (A) DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company or Finance Sub, as applicable, and each Lender.

         (B) INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company or Finance Sub, as applicable, and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company or Finance Sub, as applicable, and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by either Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

         (C) ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an

Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         (D) COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Each Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower, or (iv) as a consequence of any other default by such Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         (E) BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         (F) ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause
(i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         (G) EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default and upon notice to such effect to Borrowers from the Administrative Agent or Requisite Lenders which notice may be delivered after delivery of a Notice of Borrowing or Notice of Conversion/Continuation but prior to the funding or continuation or conversion of Loans pursuant thereto, (i) no Borrower may elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by a Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by such Borrower.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         (A) COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver as soon as reasonably practicable to each Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender by such Borrower under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(B) WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by each Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If a Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by such Borrower to Administrative Agent or any Lender under any of the Loan
         Documents:

                           (a) Such Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                           (b) Such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c)      the sum payable by such Borrower in
                  respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is not a U.S. person as defined in Section 7701(a)(30) of the Code (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is exempt from United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in
                  Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

                           (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                  (iv) Payment of Refunds. If the Administrative Agent or any Lender receives a refund in respect of any Taxes paid by a Borrower pursuant to Section 2.7(B)(ii)(b), which in the reasonable judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the relevant Borrower in connection with such Taxes, to such Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that such Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

         (C) CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, the National Association of Insurance Commissioners, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, the National Association of Insurance Commissioners or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy) by an amount which such Lender deems material, then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided that Borrowers shall not be required to compensate a Lender pursuant to this subsection 2.7C for any amounts incurred more than six months prior to the date that such Lender notifies Borrowers of such Lender's intention to claim compensation therefor, except that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

         (D) SUBSTITUTE LENDERS. In the event Company is required under the provisions of this subsection 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to Borrowers in accordance with this Agreement, Borrowers may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) each Borrower shall pay that Lender all principal, interest and fees and other amounts (including without limitation, amounts, if any, owed under this subsection 2.7) owed to such Lender through such date of termination, (ii) another financial institution satisfactory to Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent), to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.

2.8      OBLIGATION OF LENDERS TO MITIGATE.

         Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to maintain the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the maintaining of such Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

                                  SECTION 3.
                         CONDITIONS TO EFFECTIVENESS

3.1      CONDITIONS TO EFFECTIVENESS.

         This Agreement shall become effective only upon satisfaction or written waiver by Requisite Lenders of the following conditions:

         (A) LOAN PARTY DOCUMENTS. On or before the Restatement Effective Date, Borrowers shall, and shall cause each other Loan Party requested by Requisite Lenders to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to each Borrower or such Loan Party, as the case may be, each, unless otherwise noted, dated the Restatement Effective Date:

                  (i) Executed originals of the Loan Documents to which such Person is a party; and

                  (ii) Such other documents as Arranger or Administrative Agent may reasonably request.

         (B) NO MATERIAL ADVERSE EFFECT. Since June 30, 2000, no Material Adverse Effect (in the opinion of Arranger and Administrative Agent) shall have occurred.

         (C) [INTENTIONALLY OMITTED]

         (D) SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Each of Arranger and Administrative Agent shall be satisfied that Borrowers and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Arranger and Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority security interest in the entire personal and mixed property Collateral.

         (E) [INTENTIONALLY OMITTED]

         (F) OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of a written opinion of Davis Polk & Wardwell, counsel for Loan Parties, and Juliette Williams Pryor, Senior Vice President and General Counsel of Company, in form and substance reasonably satisfactory to Administrative Agent and Arranger and its counsel, dated as of the Restatement Effective Date and setting forth substantially the matters in the opinions designated in Exhibit IX-A and Exhibit IX-B annexed hereto and as to such other matters as Administrative Agent or Arranger acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Arranger and Administrative Agent that Company has requested such counsel to deliver such opinions to Lenders.

         (G) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Borrowers shall have delivered to Arranger and Administrative Agent an Officers' Certificate of Borrowers, in form and substance satisfactory to Arranger and Administrative Agent, to the effect that, after giving effect to this Agreement, the representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Effective Date except as otherwise disclosed to and agreed to in writing by Arranger, Administrative Agent and Requisite Lenders.

         (H) LIQUIDITY PROJECTIONS. Agents and Lenders shall have received, in form and substance satisfactory to the Arranger and the Administrative Agent, projections prepared by Borrowers demonstrating adequate liquidity through December 31, 2001.

         (I) ADDITIONAL JUNIOR CAPITAL AGREEMENTS. Each of the following shall have occurred:

                  (i) Company and the Investors or other investors shall have entered into the Huff Purchase Agreement dated as of the date hereof relating to the purchase of $124,300,000 of the Committed Preferred, such agreement to be in form and substance satisfactory to Requisite Lenders.

                  (ii) The Huff Fund and Company shall have entered into a valid and enforceable voting agreement (the "VOTING AGREEMENT") pursuant to which the Huff Fund agrees to vote all shares of Capital Stock of the Company owned by it (representing a minimum of 14,000,000 shares of voting securities of Company) in favor of the issuance of the Committed Preferred, such agreement to be in form and substance satisfactory to Requisite Lenders.

                  (iii) The Huff Fund shall have entered into the Loan Put Agreement with the Lenders.

         (J) VOLUNTARY PREPAYMENT. Company shall have made a voluntary prepayment of the Loans in the principal amount of $25,000,000 as follows: (a) $15,000,000 paid on July 14, 2000 and (b) the remaining $10,000,000 paid on or before the Restatement Effective Date.

         (K)      UPDATED BORROWERS' QUESTIONNAIRE. Arranger and
Administrative Agent shall have received an updated Borrowers' Questionnaire duly completed and in form and substance satisfactory to the Arranger and Administrative Agent.

         (L) OFFICERS' CERTIFICATE REGARDING USE OF PROCEEDS. Lenders shall have received an Officers' Certificate in form and substance satisfactory to the Arranger and the Administrative Agent setting forth in reasonable detail (i) the dates and amounts of each Series B Term Loan and Series C Term Loan made under this Agreement and the respective Telecommunications Assets purchased with the proceeds of such Series B Term Loans and Series C Term Loans, (ii) the amounts due and owing by each Subsidiary of Finance Sub to Finance Sub under the

Intercompany Purchase Money Note and (iii) all purchase money Indebtedness, demonstrating compliance with subsections 2.1(A)(iv) and 6.1(vi) of this Agreement.

         (M) PROFESSIONAL ADVISOR MATERIALS. Lenders shall have received copies of any engagement letters or other agreements pursuant to which the Company has engaged any professional advisor to advise them with respect to potential asset sales or other strategic alternatives and copies of any draft or final offering memorandum or similar documents prepared in connection with any proposed asset sales or other strategic alternatives as of the Restatement Effective Date.

         (N) PAYMENTS OF AMOUNTS DUE. All costs, fees, expenses (including, without limitation, legal fees and expenses and the fee payable under subsection 2.3C (other than the Deferred Restructuring Fee) and other compensation contemplated hereby payable to Arranger, Administrative Agent or the Lenders shall have been paid to the extent due as of the Restatement Effective Date.

         (O) REALLOCATION OF LOANS. On the Restatement Effective Date, Finance Sub shall have borrowed the remaining $5,000,000 available under the Series A Loan Commitments under the Original Credit Agreement from Lenders and made a voluntary repayment of $5,000,000 on the Series B Term Loans.

         (P) CASH MANAGEMENT SYSTEMS. Arranger and Administrative Agent shall have received at least five Business Days prior to the Restatement Effective Date, in form and substance reasonably satisfactory to Arranger and Administrative Agent, Schedule 4.18 describing the cash management system of the Loan Parties and Arranger and Administrative Agent shall be satisfied that Company and its Restricted Subsidiaries are in compliance with the covenants set forth in subsection 5.11.

3.2      LENDER ACKNOWLEDGMENT AND CONSENT.

         Each Lender by delivering its signature page to this Agreement on the Restatement Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to Lenders, including any changed pages thereto delivered to Lenders), each Loan Document and each other document required to be approved by Requisite Lenders or Lenders, as applicable.

                                  SECTION 4.
                  BORROWERS' REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to continue the Loans and to induce other Lenders to purchase participations therein, each Borrower represents and warrants to each Lender, on the date of this Agreement, that the following statements are true, correct and complete:

4.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         (A) ORGANIZATION AND POWERS. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 4.1

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

annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

         (B) QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

         (C) CONDUCT OF BUSINESS. Loan Parties are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.14.

         (D) SUBSIDIARIES. All of the Subsidiaries of Company are identified in Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xvi). The Capital Stock of each of the Subsidiaries of Company identified in Schedule 4.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 4.1 annexed hereto (as so supplemented) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

         (E) REGULATORY AUTHORIZATIONS.

                  (i)      Licenses.  Except as set forth in Part I of
         Schedule 4.1E annexed hereto as such Schedule 4.1E may be supplemented from time to time pursuant to the provisions of subsection 5.1(xvii), each of the Loan Parties has obtained all licenses, permits, certifications or other authorizations required by the Communications Regulatory Authorities under the Communications Act, State Law and local law in order to carry out its business and operations as presently conducted and as proposed to be conducted, including the provision of the telecommunications services set forth in any Licenses except to the extent the failure to obtain such licenses, permits, certifications or other authorizations would not individually or in the aggregate have a Material Adverse Effect. Part II of Schedule 4.1E (as so supplemented) annexed hereto accurately lists all Licenses, including their expiration dates, held by each of the Loan Parties as of the date of this Agreement. Each such License was duly and validly issued by the FCC, the appropriate State PUC or local governmental authority pursuant to procedures which materially comply with all requirements of all applicable federal, state or local laws and is in full force and effect except to the extent the failure to be in full force and effect could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. None of the Loan Parties has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Loan Party, is likely to lead to the revocation, suspension, non-renewal or adverse modification of any material Licenses.

                  (ii) Compliance with Applicable Laws. The Loan Parties are in compliance with the terms of all applicable Regulations except to the extent noncompliance could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. Each of the Loan Parties has duly filed in a timely manner all filings, including tariff filings, required by the FCC, any State PUC or any local governmental authority to be filed by such Loan Party as a precondition to the provision of the telecommunications services which it offers except to the extent failure to do so could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. None of the Loan Parties is a party as a defendant to, or is aware of any overt threat of, any litigation, proceeding, action, notice of violation or apparent liability, order to show cause, order of forfeiture, formal or informal complaint, inquiry or investigation by or before the FCC, any State PUC or any local governmental authority with jurisdiction over the services which it offers as to which there is a reasonable possibility of an adverse determination and, which if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.2      AUTHORIZATION, ETC.

         (A) AUTHORIZATION. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

         (B) NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, the Organizational Documents of any Loan Party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders (other than, in the case of the issuance and sale of the Committed Preferred, the Stockholder Approval and any required approval of NASDAQ and, in the case of the issuance and sale of certain other Required Junior Capital or Subsequent Junior Capital, approval by the stockholders of Company and any required approval of any securities regulatory authorities or securities exchange).

         (C) GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) consents, authorizations, filings and notices described in Schedule 4.2C annexed hereto, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) in the case of the issuance and sale of certain Required Junior Capital or Subsequent Junior Capital, registration with, consent or approval of, notice to, or other action to, with or by applicable securities regulatory authorities and securities exchange.

         (D) BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3      FINANCIAL CONDITION.

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at June 30, 2000 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Company nor its Subsidiaries has (and except as expressly permitted by this Agreement, will not following the funding of the initial Loans have) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

4.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since June 30, 2000, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5.

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

4.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         (A) TITLE TO PROPERTIES; LIENS. Each of the Loan Parties has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
6.8. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

         (B) REAL PROPERTY. Each material lease, sublease or assignment of lease (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each interest of any Loan Party in any real property, regardless of whether such Loan Party is the Landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment is in full force and effect and no Borrower has knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

4.6      LITIGATION; ADVERSE FACTS.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Loan Party or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of either Borrower, threatened against any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Loan Party nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 5.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither Borrower knows of any material proposed tax assessment against any Loan Party or any of its Subsidiaries which is not being actively contested by such Loan Party or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
         CONTRACTS.

         (A) No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

         (B) No Loan Party nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.9      GOVERNMENTAL REGULATION.

         No Loan Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10     SECURITIES ACTIVITIES.

         No Loan Party nor any of its Subsidiaries (i) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock or (ii) will use the proceeds of any Loans to purchase Margin Stock or in any manner whatsoever to cause a violation of Regulation U of the Board of Governors of the Federal Reserve System.

4.11     EMPLOYEE BENEFIT PLANS.

         (A) Each Loan Party and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the failure to comply or perform could not reasonably be expected to result in a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS and nothing, to the best knowledge of the Loan Parties, has occurred with respect to the operation of an Employee Benefit Plan since the date of such letter which would reasonably be expected to cause it to be no longer valid or effective.

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

         (B) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect.

         (C) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed an amount, which if immediately due and payable, could reasonably be expected to have a Material Adverse Effect.

         (D) As of the most recent valuation date for each Multiemployer Plan for which the actuarial report has been provided to Borrowers, the potential liability of Loan Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, could not reasonably be expected to have a Material Adverse Effect.

4.12     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrowers hereby indemnify Lenders against, and agree that each of them will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13     ENVIRONMENTAL PROTECTION.

                  (i) No Loan Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (ii) No Loan Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law;

                  (iii) There are and, to Borrowers' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Loan Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (iv) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party nor any of its Subsidiaries nor, to Borrower's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of

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

         Hazardous Materials at any Facility, and no Loan Party or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                  (v) Compliance with all current or, to the best knowledge of each Loan Party, reasonably foreseeable future requirements pursuant to or under Environmental Laws could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         Notwithstanding anything in this subsection 4.13 to the contrary, no event or condition has occurred or is occurring with respect to any Loan Party or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

4.14     EMPLOYEE MATTERS.

         Except as set forth in Schedule 4.14 annexed hereto, no Loan Party or any of its Subsidiaries is as of the date hereof, a party to any collective bargaining agreement and, to the knowledge of any Loan Party, no union representation question exists as of the date hereof with respect to the employees of any Loan Party or any of its Subsidiaries. There is no strike, work stoppage, slowdown, lockout or any other labor dispute pending, or to the knowledge of Borrowers threatened, involving any Loan Party or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.15     SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

4.16     MATTERS RELATING TO COLLATERAL.

         (A) CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to the Original Credit Agreement and thereafter pursuant to subsection 5.8 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

         (B) GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either

                                      62

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(i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 4.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

         (C) ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 4.16A and in respect of Liens permitted under subsection 6.2A, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         (D) MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         (E) INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

4.17     DISCLOSURE.

         As of the date hereof or if later the Restatement Effective Date, no representation or warranty of any Loan Party or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of any Loan Party or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by management of Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) as of the date hereof or if later the Restatement Effective Date, to either Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.18     REPRESENTATIONS CONCERNING CASH MANAGEMENT SYSTEM.

         The description of the Loan Parties' cash management system set forth in Schedule 4.18 annexed hereto is accurate and complete in all respects as of the Restatement Effective Date. No

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Loan Party owns or maintains any Deposit Account which is not described in
Schedule 4.18 or otherwise permitted pursuant to subsection 5.11.

                                  SECTION 5.
                       BORROWERS' AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees that until payment in full of all of the Loans and other Obligations unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and
Lenders:

                  (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month other than the last month of each Fiscal Quarter, the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal

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

         Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of KPMG Peat Marwick LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of

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         Company and its Subsidiaries delivered pursuant to subdivisions (i),
         (ii), (iii) or (xiii) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, consolidated financial statements of Company and its Subsidiaries for (1) the current Fiscal Year to the effective date of such change and (2) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter (including any draft letter containing comments which remain unresolved 30 days after the submission thereof) submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a

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

         similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (ix) Events of Default, Failure to Meet Cash Balances Requirement, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that Borrowers are not in compliance with the Cash Balances Requirement set forth in subsection 6.6(A)(v),
         (c) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (d) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the Closing Date) if Company were required to file such reports under the Exchange Act, or (e) of the occurrence of any event or change that has caused or evidences, or could reasonably be expected to cause or evidence, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (x) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

                                    (1)      if adversely determined, has a
                           reasonable possibility of giving rise to a Material Adverse Effect; or

                                    seeks to enjoin or otherwise prevent the
                           consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                  (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Loan

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

         Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii) ERISA Notices: with reasonable promptness, copies of (a) if requested by Administrative Agent, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Loan Parties or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Loan Parties or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to have a Material Adverse Effect; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xiii) Financial Plans: as soon as practicable and in any event no later than 45 days after the end of each Fiscal Year, a consolidated plan and financial forecast for the next succeeding Fiscal Year (the "FINANCIAL PLAN"), consisting of (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

                  (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                  (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in
         Schedule 4.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 4.1 annexed hereto for all purposes of this Agreement);

                  (xvii) Licenses, etc.: promptly upon (a) receipt of notice of (1) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material License held by Company or any of its Subsidiaries, or any notice of default or forfeiture with respect to any such material License, or (2) any refusal by any Communications Regulatory Authority to renew or extend any such material License, an Officers' Certificate specifying the nature of such event, the period of

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

         existence thereof, and what action Company or its Subsidiaries are taking and propose to take with respect thereto, and (b) any acquisition of a Related Telecommunications Business, a written notice setting forth with respect to the business acquired all of the data required to be set forth in Schedule 4.1E under subsection 4.1E with respect to such business and the material Licenses required in connection with the operation of such business (it being understood that such written notice shall be deemed to supplement Schedule 4.1E annexed hereto for all purposes of this Agreement);

                  (xviii) UCC Search Report: As promptly as practicable after the Closing Date or the date of delivery to Administrative Agent of any subsequent UCC financing statements executed by any Loan Party pursuant to subsection 3.1H(iv) of the Original Credit Agreement or subsection 5.8A hereof, upon request of Administration Agent, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Company or such Loan Party;

                  (xix) Updated Financial Forecast Projections: no later than October 30, 2000, updated financial forecast projections in form and substance reasonably satisfactory to Arranger and Administrative Agent;

                  (xx) Professional Advisor Materials: The Company shall deliver to Lenders copies of any final engagement letters or other agreements (with any specific compensation terms redacted therefrom), pursuant to which the Company has engaged any professional advisor to advise them with respect to potential asset sales or other strategic alternatives and copies of any final offering memorandum or similar documents prepared in connection with any proposed asset sales or other strategic alternatives;

                  (xxi)    Officers' Certificate for Cash Balance Requirement:
         Concurrently with delivery of the monthly financial statements to be delivered under subsection 6.1(i) and at any time within two Business Days after request by Administrative Agent therefor, Company shall deliver an Officers' Certificate certifying the compliance of Company and its Restricted Subsidiaries with the Cash Balance Requirement and setting forth the calculation of the Cash Balances including separate line items stating the total amount of Cash and Cash Equivalents, the amount of Cash or Cash Equivalents held in escrow or other restricted accounts (including a separate line item for any ACSI Escrow Funds permitted to be included in Cash Balances) and the amount of accounts payable more than 60 days past due; and

                  (xxii) Other Information: With reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

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5.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 6.8, each Borrower will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Restricted Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

5.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         (A) Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         (B) Neither Borrower will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

5.4      MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET
         INSURANCE/CONDEMNATION PROCEEDS.

         (A) MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         (B) INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without

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limiting the generality of the foregoing, Company will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

         (C)      APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) Business Interruption Insurance. Upon receipt by Company or any of its Restricted Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b);

                  (ii) Casualty Insurance/Condemnation Proceeds. Upon receipt by Company or any of its Restricted Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company may deliver to Administrative Agent an Officers' Certificate setting forth the amount of the Net Insurance/Condemnation Proceeds received and that Company or such Subsidiary intends to use such Net Insurance/Condemnation Proceeds within 270 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvest in equipment or other Telecommunications Assets and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or reinvest all or a portion thereof in equipment or other Telecommunications Assets or, to the extent not so applied or reinvested, to prepay the Loans as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b).

                  (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans, Administrative Agent shall, and Company hereby authorizes

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         Administrative Agent to, apply such Net Insurance/Condemnation
         Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b), and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds in accordance with subsection 5.4C(i)(a) or 5.4C(ii)(a), as applicable.

5.5 INSPECTION RIGHTS; AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE; LENDER MEETING.

         (A) INSPECTION RIGHTS. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         (B) LENDER MEETING. Each Borrower will, upon the request of Arranger, Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.6      COMPLIANCE WITH LAWS, ETC.

         Each Borrower shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

5.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         (A) ENVIRONMENTAL REVIEW AND INVESTIGATION. Each Borrower agrees that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for any Loan Party and (ii) in the event
(a) Administrative Agent reasonably believes that any Loan Party has breached any representation, warranty or covenant contained in subsection 4.6, 4.13,
5.6 or 5.7 which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or that there has been a violation of Environmental Laws which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect at any Facility or by Company or any of its Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use commercially reasonable efforts to obtain permission for

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Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, each Borrower to the extent it has the power and authority to do so hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrowers and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrowers and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 5.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrowers with the understanding that each Borrower acknowledges and agrees that (1) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to such Borrower's use of or reliance on such report, (2) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (3) by delivering such report to each Borrower, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         (B) ENVIRONMENTAL DISCLOSURE.  Borrowers will deliver to
Administrative Agent and Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all material and non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could individually or in the aggregate reasonably be expected to have a Material Adverse Effect,
         (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) any Environmental Claims that could, individually or in the aggregate, reasonably be expected to have a reasonable possibility of resulting in a Material Adverse Effect.

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                  (iii)    Written Communications Regarding Environmental
         Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all material and non-privileged written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (v) Other Information. With reasonable promptness, such other non-privileged documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 5.7.

         (C) BORROWERS' ACTIONS REGARDING ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect except when, and only to the extent that, such Borrower's or such Subsidiary's obligation to comply with Environmental Laws is being contested in good faith by such Borrower or Subsidiary, and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

         (A) EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Restricted Subsidiary of Finance Sub after the date hereof, Borrowers will promptly notify Administrative Agent of that fact and cause such Restricted Subsidiary (i) to execute and deliver to Administrative Agent counterparts of the Subsidiary Guaranty, the Finance Sub and Other Subsidiary Pledge and Security Agreement, the Intercompany Pledge and Security Agreement and the Intercompany Purchase Money Note and (ii) to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 3.1H of the Original Credit Agreement) as may be necessary or requested by Administrative Agent.

         (B) SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Borrowers shall deliver to Administrative Agent, together with the documents required to be delivered pursuant to subsection 5.8A (the "SUBSIDIARY DOCUMENTS"), (i) certified copies of such Subsidiary's Organizational Documents certified by the Secretary of State of its jurisdiction of organization, if such certification is generally available, and in each other case by its secretary or assistant secretary together with, to the extent generally available, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified as a foreign entity to do business, and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or an assistant secretary of such Restricted Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors or board of managers or other required authorizing authority of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Subsidiary Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Restricted Subsidiary executing such Subsidiary Documents, and (iv) a favorable opinion of counsel to such Restricted Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Restricted Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Subsidiary Documents, (c) the enforceability of such Subsidiary Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Subsidiary Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

         (C) FOREIGN SUBSIDIARIES. Notwithstanding anything in the foregoing subsection 5.8A to the contrary, in the event that (i) any Person becomes a Subsidiary of Finance Sub after the date hereof and such Subsidiary is a controlled foreign corporation (as defined in Section 957(a) or a successor provision of the Internal Revenue Code) and (ii) the execution of a counterpart of the Subsidiary Guaranty and the Collateral Documents required to be executed by such Subsidiary pursuant to this subsection 5.8A or such Subsidiary continuing to be a party to the Subsidiary Guaranty and the Collateral Documents, if previously executed, will result in material negative tax consequences to Company, then the Lenders hereby agree to enter into an amendment to this Agreement providing that (a) such foreign subsidiary shall not be required to execute counterparts of the Subsidiary Guaranty or the Collateral Documents or shall be released from the Subsidiary Guaranty and Collateral Documents to which it is a party, if previously executed, and (b) Finance Sub or its Subsidiaries, as the case may be, shall only be required to pledge, or continue to pledge, 65% of the Capital Stock of such foreign subsidiary, pursuant to the Collateral Documents, if permitted under applicable foreign law, or pursuant to an additional pledge agreement or other documentation in conformity with applicable foreign law to perfect Administrative Agent's security interest in such Capital Stock; provided that (1) Borrowers shall agree to such amendments to this Agreement as Lenders reasonably determine are necessary with respect to such foreign subsidiary and (2) such amendment shall otherwise be in form and substance reasonably satisfactory to Requisite Lenders. It being understood that if following any such amendment in accordance with this subsection 5.8C, (x) Administrative Agent or Requisite Lenders and Company reasonably determine at any time that additional pledges of Capital Stock of any such foreign subsidiary in excess of the 65% of the outstanding Capital Stock of such foreign subsidiary or a guarantee from, or other creditors rights or security interests in the assets of, any such foreign subsidiary (such additional pledged stock, guaranties and creditors' rights and security interests in assets, collectively, "ADDITIONAL SECURITY") may be obtained without Company incurring any material tax liabilities, or (y) Administrative Agent and Requisite Lenders agree to pay any additional tax liabilities incurred in connection with the taking of Additional Security, Company shall cause such Additional Security to be granted to Administrative Agent for the benefit of Lenders, together with such supporting opinions of counsel and other documents as Administrative Agent or Requisite Lenders shall reasonably request consistent with the documents required to be delivered pursuant to subsection 5.8A.

         Notwithstanding anything in this subsection 5.8C to the contrary, the provisions of this subsection 5.8C shall not apply to Global Advanced Networks (Europe) B.V. ("GANE") as long as GANE (i) satisfies the conditions set forth in clauses (b) and (c) of the definition of an Unrestricted Subsidiary, (ii) conducts no business activities and (ii) does not have assets in excess of $25,000.

5.9      PREPAYMENT OF MASTER NOTE.

         Finance Sub shall from time to time prepay the Master Note to the extent necessary so that the aggregate outstanding amount under the Master Note shall not at any time exceed the aggregate principal amounts outstanding under the Intercompany Purchase Money Note.

5.10     INTEREST RATE PROTECTION.

         For the period beginning 60 days after the Closing Date until the third anniversary of the Closing Date, Borrowers shall maintain in effect one or more Interest Rate Agreements such that not less than 50% of Consolidated Total Debt of Company and its Restricted Subsidiaries bears interest at a fixed rate or is capped or swapped into a fixed rate pursuant to an Interest Rate Agreement, each such Interest Rate Agreement to be in form and substance satisfactory to Administrative Agent.

5.11     CASH MANAGEMENT SYSTEMS.

         Each Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain the cash management system as described in Schedule
4.18 (as such system may be modified as permitted under this subsection 5.11, the "CASH MANAGEMENT SYSTEM"). No later than 60 days after the Restatement Effective Date, Borrowers shall have taken all action and executed all documents reasonably requested by Administrative Agent to cause all Cash of Company and each Subsidiary to be swept daily, in accordance with the Cash Management System, into one or more Deposit Accounts held in the name of Finance Sub, subject to Collateral Account Agreements giving Administrative Agent, for the benefit of Lenders, a First Priority perfected security interest in such accounts. Notwithstanding the above, Borrowers and the Restricted Subsidiaries may open and close Deposit Accounts and make other changes to the Cash Management System in the ordinary course of business upon prior written notice to Administrative Agent and as long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, (ii) such changes, either individually or in the aggregate, do not impair any rights of Administrative Agent under the Collateral Documents and (iii) Borrowers remain in compliance with this subsection 5.11.

5.12     STOCKHOLDER AND NASDAQ APPROVALS FOR COMMITTED PREFERRED.

         Company shall use its best efforts to obtain the Stockholder Approval and any required NASDAQ approval as expeditiously as possible and to keep the Lenders informed as to the progress of such efforts, including (i) filing a preliminary proxy statement with the SEC in connection with calling a special meeting of the stockholders to vote to approve the issuance of the Committed Preferred and effect any increase in the authorized shares of the Company necessary in connection therewith as soon as practicable after the Restatement Effective Date, (ii) mailing the definitive proxy statement to stockholders as soon as practicable after receiving SEC clearance, (iii) convening a special meeting of stockholders as soon as practicable thereafter, and (iv) delivering to Lenders copies of the preliminary and definitive proxy statements and any correspondence with the SEC relating thereto.

5.13     LIQUIDITY REQUIREMENT.

         Company shall satisfy the Liquidity Requirement.

                                  SECTION 6.
                        BORROWERS' NEGATIVE COVENANTS

         Each Borrower covenants and agrees that until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, each Borrower shall perform, and shall cause each Restricted Subsidiary to perform, all covenants in this Section 6.

6.1      INDEBTEDNESS.

         Borrowers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Borrowers may become and remain liable with respect to the Obligations;

                  (ii) Company may remain liable with respect to the Existing Senior Notes;

                  (iii) Company may become and remain liable with respect to Additional Notes, provided, however, that Company shall be in pro forma compliance with the covenants contained in this Agreement after giving effect to the issuance thereof;

                  (iv) Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (v) Company and any Restricted Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any Restricted Subsidiary of Company; provided that all such intercompany Indebtedness shall be evidenced by intercompany promissory notes in the form of the Master Note, the Intercompany Purchase Money Note or the Intercompany Note, as applicable; and

                  (vi) (a) Company and its Restricted Subsidiaries may become and remain liable with respect to existing Indebtedness described in Schedule 6.1 annexed hereto, (b) Company may become and remain liable with respect to Capital Lease Obligations and purchase money Indebtedness, the proceeds of which are used within 180 days of the incurrence thereof to purchase Telecommunications Assets in the ordinary course of business, provided that (1) such Capital Lease Obligations and purchase money Indebtedness are not secured by any Lien on any asset of Company or any Restricted Subsidiary other than such assets purchased with the proceeds of such Indebtedness (except, in the case of purchase money Indebtedness, for Liens expressly permitted by subsection 6.2A(iv)) and (2) at least 75% of the purchase price plus installation costs of such assets is provided by the proceeds of such Indebtedness, and (c) Company may become and remain liable with respect to Indebtedness incurred to extend, renew or refinance, in whole or in part, Indebtedness permitted under clauses (a) and (b) of this clause (vi), provided that (1) the principal amount of such refinancing Indebtedness does not exceed the principal amount of, premium, if any, and accrued interest on, the Indebtedness being refinanced immediately prior to such extension, renewal or refinancing and (2) such refinancing Indebtedness has a final maturity date not earlier than the maturity date of the Indebtedness being refinanced and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; provided that at no time shall (x) the aggregate principal amount of Indebtedness outstanding under this subsection 6.1(vi) exceed (1) $50,000,000 prior to the date Company has received the Required Junior Capital or $200,000,000 after the date the Company has received the Required Junior Capital plus (2) on or after the later of (A) January 1, 2002 and (B) the date on which both the Liquidity Requirement has been satisfied and Company has received the Required Junior Capital (the "TRIGGER DATE") an amount equal to two multiplied by the amount of any Subsequent Junior Capital issued by the Company after the Trigger Date or (y) the sum of the aggregate principal amount of Indebtedness outstanding under this subsection 6.1(vi) plus the sum of the aggregate principal amounts of Series B Term Loans and Series C Term Loans outstanding exceed the Purchase Money Debt Allowance.

6.2      LIENS AND RELATED MATTERS.

         (A) PROHIBITION ON LIENS. Borrowers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrowers or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii)     Liens granted pursuant to the Collateral Documents;

                  (iii) Existing Liens described in Schedule 6.2 annexed hereto; and

                  (iv) Liens securing Indebtedness permitted pursuant to subsection 6.1(vi) so long as such Liens relate solely to the assets financed with such Indebtedness; provided that purchase money Indebtedness permitted pursuant to subsection 6.1(vi) may also be secured by subordinated Liens on the Collateral if the holder of such Indebtedness enters into an intercreditor agreement in form and substance satisfactory to Requisite Lenders in their sole discretion pursuant to which (a) such Liens are subordinate to the Liens on the Collateral granted to the Administrative Agent for the benefit of Lenders and (b) any deficiency claims of such holder related to such Indebtedness are subordinated to the Obligations.

         (B) NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness (including Indebtedness permitted under subsection 6.1(vi)) or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Borrower nor any of its Restricted Subsidiaries shall enter into any agreement (other than any agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired (other than in connection with Additional Notes permitted under subsection 6.1(iii), provided that the covenants regarding Liens are no more restrictive to Company and its Subsidiaries than those in the Existing Senior Note Indentures).

         (C) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, each Borrower will not, and will not permit any Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary's Capital Stock owned by Company or any other Restricted Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Company or any other Restricted Subsidiary of Company, (iii) make loans or advances to Company or any other Restricted Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company, except for such encumbrances or restrictions existing under or by reason of (a) any restrictions existing under the Loan Documents and (b) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

6.3      INVESTMENTS; JOINT VENTURES.

         Borrowers shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Restricted Subsidiaries may make and own Investments in Cash and Cash Equivalents;

                  (ii) Company and its Restricted Subsidiaries may make intercompany loans to the extent permitted under subsection 6.1(v);

                  (iii) Company and its Restricted Subsidiaries may continue to own the Investments owned by them and described on
         Schedule 6.3 annexed hereto;

                  (iv) Company and its Restricted Subsidiaries may continue to own the Investments owned by them as of the Closing Date (after giving effect to the Restructuring) in any Subsidiaries of Company;

                  (v) Company and its Restricted Subsidiaries may make additional Investments in Restricted Subsidiaries;

                  (vi) Company and its Restricted Subsidiaries may make and own Telecommunications Acquisitions to the extent permitted by subsection 6.9;

                  (vii) Company and its Restricted Subsidiaries may make and own Investments in Joint Ventures or other Persons; provided that the aggregate amount of such Investments does not exceed $10,000,000 at any time;

                  (viii) Company and its Restricted Subsidiaries may make loans and advances to members of management of Company, provided that the aggregate amount of such management loans outstanding shall not exceed $2,200,000 at any time; and

                  (ix) Company and its Restricted Subsidiaries may make Investments consisting of notes received in connection with any Asset Sale permitted pursuant to subsection 6.8; provided that in each case the principal amount of such notes received shall not exceed 25% of the total consideration received for the assets or property sold in such Asset Sale and any promissory note or notes received in connection with any single Asset Sale or series of related Asset Sales in excess of $200,000 shall be pledged to Administrative Agent, for the benefit of Lenders, to secure the Obligations.

6.4      CONTINGENT OBLIGATIONS.

         Borrowers shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Company may become and remain liable with respect to Contingent Obligations in respect of the Company Guaranty, and Restricted Subsidiaries of

         Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

                  (ii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements;

                  (iii) Company and its Restricted Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

                  (iv) Company may become and remain liable with respect to standby letters of credit provided by Company in the ordinary course of business in an aggregate principal amount not to exceed $30,000,000 at any time outstanding; and

                  (v) Company may become and remain liable with respect to guaranties of liabilities of Restricted Subsidiaries and Restricted Subsidiaries may become and remain liable with respect to guaranties of liabilities of other Restricted Subsidiaries, in each case to the extent such guarantied liabilities are permitted to be incurred hereunder.

6.5      RESTRICTED JUNIOR PAYMENTS.

         Company shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby:

                  (i) Company may make regularly scheduled interest payments in respect of the Existing Senior Notes and any Additional Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions, if any, contained in, the Existing Senior Note Indentures or any indenture or indentures pursuant to which any Additional Notes are issued;

                  (ii) Company may declare and pay regularly scheduled dividends in respect of the Existing Preferred Stock, provided that
         (a) the Leverage Ratio is equal to or less than 5.0:1.0, and (b) Company shall be in compliance with each covenant under subsection
         6.6 after giving pro forma effect to such dividend;

                  (iii) Company may (a) repurchase or redeem outstanding Capital Stock of Company with the net proceeds received by Company from the issuance of its Capital Stock of the same class or Capital Stock which is junior to the Capital Stock being repurchased or redeemed, provided that notwithstanding any other provision in this Agreement to the contrary, to the extent the proceeds of any issuance of Capital Stock are used to repurchase or redeem outstanding Capital Stock in accordance with this subsection 6.5(iii)(a), such Capital Stock shall not constitute Required Junior Capital, Qualified Additional Capital or Subsequent Junior Capital, (b) make Cash Payments to repurchase or redeem fractional shares of Capital Stock in connection with a repurchase or redemption permitted pursuant to clause (a) of this subsection 6.5(iii), and (c) make Cash Payments in lieu of the issuance of fractional shares of preferred stock in connection with the payment of pay-in-kind dividends on the preferred stock; provided the aggregate amount of Cash Payments made pursuant to clauses (b) and (c) of this subsection 6.5(iii) shall not exceed $200,000 in any Fiscal Year; and

                  (iv) to the extent Company makes any issuance of Additional Notes, Company may use the net Cash proceeds from such Additional Notes to redeem, repurchase or defease Indebtedness of Company and its Restricted Subsidiaries, provided that notwithstanding any other provision in this Agreement to the contrary, to the extent the proceeds of any Additional Notes are used to redeem, repurchase or defease Indebtedness of Company and its Restricted Subsidiaries in accordance with this subsection 6.5(iv), such Additional Notes shall not constitute Required Junior Capital, Qualified Additional Capital or Subsequent Junior Capital.

6.6      FINANCIAL COVENANTS

         (A) PHASE 1 FINANCIAL COVENANTS. From June 30, 2000 through August 11, 2006, Borrowers shall comply with the following financial covenants:

                  (i)      Consolidated Total Debt to Total Gross
         Capitalization; and Consolidated Senior Debt to Total Gross Capitalization. As of the last day of any Fiscal Quarter, (a) Borrowers' ratio of Consolidated Total Debt to Total Gross Capitalization shall not exceed (1) 0.70:1 for the Fiscal Quarter ended June 30, 2000 or (2) 0.75:1 thereafter and (b) Borrowers' ratio of Consolidated Senior Debt to Total Gross Capitalization shall not exceed 0.25:1.

                  (ii) Minimum Consolidated Quarterly Revenues. As of the last day of any Fiscal Quarter specified below, Borrowers shall not permit (a) Consolidated Quarterly Revenue for ACSI or (b) as long as Cybergate is a Restricted Subsidiary of Company, Consolidated Quarterly Revenue for Cybergate and ICP on a combined basis or (c) at any time after Cybergate ceases to be a Restricted Subsidiary of Company, Consolidated Quarterly Revenue for ICP on a stand alone basis, for such Fiscal Quarter to be less than the correlative amount indicated below:

                                          MINIMUM CONSOLIDATED QUARTERLY REVENUE
                                                     (in thousands)
                                ---------------------------------------------------------
        QUARTER ENDED                  ACSI         CYBERGATE AND ICP         ICP
------------------------------- ------------------- ------------------ ------------------
June 30, 2000                         $13,250             $59,000            $52,000
------------------------------- ------------------- ------------------ ------------------
September 30, 2000                     12,775              58,000             52,000
------------------------------- ------------------- ------------------ ------------------
December 31, 2000                      12,000              63,000             56,000
------------------------------- ------------------- ------------------ ------------------
March 31, 2001                         11,500              71,000             62,000
------------------------------- ------------------- ------------------ ------------------
June 30, 2001                          11,000              77,000             67,000
------------------------------- ------------------- ------------------ ------------------
September 30, 2001                     11,000              83,000             72,000
------------------------------- ------------------- ------------------ ------------------
December 31, 2001                      11,500              91,000             77,000
------------------------------- ------------------- ------------------ ------------------
March 31, 2002                         10,500              94,000             79,000
------------------------------- ------------------- ------------------ ------------------

                                         MINIMUM CONSOLIDATED QUARTERLY REVENUE
                                                     (in thousands)
                                ---------------------------------------------------------
        QUARTER ENDED                  ACSI         CYBERGATE AND ICP         ICP
------------------------------- ------------------- ------------------ ------------------
June 30, 2002                           9,500             101,000             84,000
------------------------------- ------------------- ------------------ ------------------
September 30, 2002                      8,500             107,000             89,000
------------------------------- ------------------- ------------------ ------------------
December 31, 2002                       7,250             115,000             94,000
------------------------------- ------------------- ------------------ ------------------
March 31, 2003                         12,500             119,000             96,000
------------------------------- ------------------- ------------------ ------------------
June 30, 2003                          13,250             128,000            101,000
------------------------------- ------------------- ------------------ ------------------
September 30, 2003                     14,000             137,000            107,000
------------------------------- ------------------- ------------------ ------------------
December 31, 2003                      14,750             148,000            112,000
------------------------------- ------------------- ------------------ ------------------
March 31, 2004                         15,500             153,000            114,000
------------------------------- ------------------- ------------------ ------------------
June 30, 2004                          16,250             164,000            119,000
------------------------------- ------------------- ------------------ ------------------
September 30, 2004                     17,000             176,000            125,000
------------------------------- ------------------- ------------------ ------------------
December 31, 2004                      17,750             187,000            130,000
------------------------------- ------------------- ------------------ ------------------
March 31, 2005                         18,750             194,000            136,000
------------------------------- ------------------- ------------------ ------------------
June 30, 2005                          19,750             207,000            142,000
------------------------------- ------------------- ------------------ ------------------
September 30, 2005                     20,000             220,000            145,000
------------------------------- ------------------- ------------------ ------------------
December 31, 2005                      20,750             230,000            150,000
------------------------------- ------------------- ------------------ ------------------
March 31, 2006                         21,500             240,000            155,000
------------------------------- ------------------- ------------------ ------------------
June 30, 2006                          22,250             250,000            160,000
------------------------------- ------------------- ------------------ ------------------

                  Notwithstanding anything herein to the contrary, compliance with the covenant set forth in subsection 6.6A(ii)(a) shall be tested on the basis of (i) Consolidated Quarterly Revenue of ACSI for the Fiscal Quarter ended June 30, 2000, (ii) the quarterly average of Consolidated Quarterly Revenue of ACSI for the two-Fiscal Quarter period ended September 30, 2000, (iii) the quarterly average of Consolidated Quarterly Revenue of ACSI for the three-Fiscal Quarter period ended December 31, 2000 and (iv) thereafter, the quarterly average of Consolidated Quarterly Revenue of ACSI for the rolling four-Fiscal Quarter period then ended (i.e., Consolidated Quarterly Revenue of ACSI for the four-Fiscal Quarter period then ended divided by four).

                  (iii) Minimum Consolidated Adjusted EBITDA. As of the last day of any Fiscal Quarter specified below, Borrowers shall not permit Consolidated Adjusted EBITDA of Company and its Restricted Subsidiaries for such Fiscal Quarter to be less than the correlative amount indicated:

                                          MINIMUM CONSOLIDATED ADJUSTED EBITDA
        QUARTER ENDED                               (in thousands)
------------------------------ ----------------------------------------------------------
June 30, 2000                                          $(16,200)
------------------------------ ----------------------------------------------------------
September 30, 2000                                     (20,200)
------------------------------ ----------------------------------------------------------
December 31, 2000                                      (16,250)
------------------------------ ----------------------------------------------------------
March 31, 2001                                         (15,700)
------------------------------ ----------------------------------------------------------
June 30, 2001                                          (13,350)
------------------------------ ----------------------------------------------------------
September 30, 2001                                     (10,850)
------------------------------ ----------------------------------------------------------
December 31, 2001                                       (5,600)
------------------------------ ----------------------------------------------------------
March 31, 2002                                          (6,900)
------------------------------ ----------------------------------------------------------
June 30, 2002                                           (3,950)
------------------------------ ----------------------------------------------------------
September 30, 2002                                       (850)
------------------------------ ----------------------------------------------------------
December 31, 2002                                        2,700
------------------------------ ----------------------------------------------------------
March 31, 2003                                           3,500
------------------------------ ----------------------------------------------------------
June 30, 2003                                            8,300
------------------------------ ----------------------------------------------------------
September 30, 2003                                      13,000
------------------------------ ----------------------------------------------------------
December 31, 2003                                       18,700
------------------------------ ----------------------------------------------------------
March 31, 2004                                          21,400
------------------------------ ----------------------------------------------------------
June 30, 2004                                           28,000
------------------------------ ----------------------------------------------------------
September 30, 2004                                      33,600
------------------------------ ----------------------------------------------------------
December 31, 2004                                       39,500
------------------------------ ----------------------------------------------------------
March 31, 2005                                          49,000
------------------------------ ----------------------------------------------------------
June 30, 2005                                           57,750
------------------------------ ----------------------------------------------------------
September 30, 2005                                      60,000
------------------------------ ----------------------------------------------------------
December 31, 2005                                       67,500
------------------------------ ----------------------------------------------------------
March 31, 2006                                          72,000
------------------------------ ----------------------------------------------------------
June 30, 2006                                           76,500
------------------------------ ----------------------------------------------------------

                  For purposes of determining compliance with this covenant, the Consolidated Adjusted EBITDA for ACSI to be included in such calculations shall be determined on the basis of (i) Consolidated Adjusted EBITDA of ACSI for the Fiscal Quarter ended June 30, 2000,
         (ii) the quarterly average of Consolidated Adjusted EBITDA of ACSI for the two-Fiscal Quarter period ended September 30, 2000, (iii) the quarterly average of Consolidated Adjusted EBITDA for ACSI for the three-Fiscal Quarter period ended December 31, 2000 and (iv) thereafter the quarterly average of Consolidated Adjusted EBITDA for ACSI for the rolling four Fiscal Quarter period then ended (i.e., Consolidated Adjusted EBITDA of ACSI for the four-Fiscal Quarter period then ended divided by four).

                  (iv) Adjustment. In the event that Cybergate's dial-up division is sold separately, the covenant levels for Minimum Consolidated Quarterly Revenue for Cybergate and ICP and Minimum Consolidated Adjusted EBITDA for the Company and its Restricted Subsidiaries shall each be reduced by the corresponding Consolidated Quarterly Revenue and Consolidated Adjusted EBITDA attributable to such division as set forth in the projections which are attached hereto as Exhibit XIV.

                  (v) Minimum Cash Balances. Borrowers shall not permit the Cash Balances of the Company and its Restricted Subsidiaries at any time be less than the Cash Balance Requirement.

         (B) PHASE 2 FINANCIAL COVENANTS. From and after January 1, 2004 (except as otherwise specified), Borrowers shall comply with the following financial covenants:

                  (i)      [Intentionally Omitted]

                  (ii)     [Intentionally Omitted].

                  (iii)    Maximum Leverage Ratio. Borrowers shall not permit
         (a) the ratio of Consolidated Senior Debt to Consolidated Annualized EBITDA of Company and its Restricted Subsidiaries or (b) the ratio of Consolidated Total Debt to Consolidated Annualized EBITDA of Company and its Restricted Subsidiaries as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratios indicated:

               QUARTER ENDED                   SENIOR DEBT RATIO      TOTAL DEBT RATIO
--------------------------------------------- --------------------- ---------------------
March 31, 2004                                       8.50:1                20.00:1
--------------------------------------------- --------------------- ---------------------
June 30, 2004                                        7.00:1                16.00:1
--------------------------------------------- --------------------- ---------------------
September 30, 2004                                   6.00:1                13.50:1
--------------------------------------------- --------------------- ---------------------
December 31, 2004                                    5.50:1                11.75:1
--------------------------------------------- --------------------- ---------------------
March 31, 2005                                       4.75:1                10.00:1
--------------------------------------------- --------------------- ---------------------
June 30, 2005                                        4.25:1                8.75:1
--------------------------------------------- --------------------- ---------------------
September 30, 2005                                   4.00:1                7.75:1
--------------------------------------------- --------------------- ---------------------
December 31, 2005                                    3.00:1                7.00:1
--------------------------------------------- --------------------- ---------------------
March 31, 2006                                       3.00:1                6.50:1
--------------------------------------------- --------------------- ---------------------
June 30, 2006                                        3.00:1                6.25:1
--------------------------------------------- --------------------- ---------------------

                  (iv) Certain Calculations. With respect to calculations of Consolidated Adjusted EBITDA, Consolidated Cash Interest Expense and Consolidated Quarterly Revenues for purposes of determining compliance with subsections 6.6A(ii) and (iii) and 6.6B(iii), for any Fiscal Quarter during which any Telecommunications Acquisition permitted under this Agreement was consummated or any Asset Sale (as defined in clauses (i) or (ii) of the definition of Asset Sale) permitted under this Agreement was consummated, such calculations shall be made on a pro forma basis assuming, in each case, that such Telecommunications Acquisition or such Asset Sale was consummated on the first day of the applicable Fiscal Quarter. All such calculations shall be in form and substance satisfactory to Arranger and Administrative Agent.

         (C) CONSOLIDATED CASH CAPITAL EXPENDITURES. From and after March 31, 2000, Borrowers shall not, and shall not permit any Restricted Subsidiaries to make or incur Consolidated Cash Capital Expenditures, in any six-month period indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CASH CAPITAL EXPENDITURES AMOUNT") set forth below opposite such period; provided that the Maximum Consolidated Cash Capital Expenditures Amount for any six-month period shall be increased by an amount equal to the excess, if any, (but in no event more than 50% of such excess) of the Maximum Consolidated Cash Capital Expenditures Amount for the previous six-month period (as adjusted in accordance with this proviso) over the actual amount of Consolidated Cash Capital Expenditures for such previous six-month period:


                                                      MAXIMUM CONSOLIDATED CASH
                                                         CAPITAL EXPENDITURES
           SIX-MONTH PERIOD ENDED                           (in thousands)
--------------------------------------------- -------------------------------------------
September 30, 2000                                             $124,000
--------------------------------------------- -------------------------------------------
March 31, 2001                                                  126,000
--------------------------------------------- -------------------------------------------
September 30, 2001                                               71,000
--------------------------------------------- -------------------------------------------
March 31, 2002                                                   53,000
--------------------------------------------- -------------------------------------------
September 30, 2002                                               52,000
--------------------------------------------- -------------------------------------------
March 31, 2003                                                   53,000
--------------------------------------------- -------------------------------------------
September 30, 2003                                               57,000
--------------------------------------------- -------------------------------------------
March 31, 2004                                                   59,000
--------------------------------------------- -------------------------------------------
September 30, 2004                                               59,000
--------------------------------------------- -------------------------------------------
March 31, 2005                                                   65,000
--------------------------------------------- -------------------------------------------
September 30, 2005                                               65,000
--------------------------------------------- -------------------------------------------
March 31, 2006                                                   65,000
--------------------------------------------- -------------------------------------------

In addition to the foregoing, from and after the date Company has received the Required Junior Capital, Borrowers and any Restricted Subsidiaries may make Consolidated Cash Capital Expenditures in an aggregate amount up to $50,000,000.

         Notwithstanding anything in the foregoing to the contrary, (i) Company and its Restricted Subsidiaries shall not be permitted to make or incur Consolidated Cash Capital Expenditures, except within existing markets of Company and its Restricted Subsidiaries as of the Restatement Effective Date and (ii) ACSI shall not make or incur any Consolidated Cash Capital Expenditures except (a) to design networks for third parties in the ordinary course of business not to exceed an aggregate amount of $5,000,000 and (b) to build networks for third party customers in the ordinary course of business pursuant to binding written contracts with such customers. Prior to the date the Liquidity Requirement is met, any Cash used to make Telecommunications Acquisitions shall be counted as Consolidated Cash Capital Expenditures for purposes of this subsection 6.1C. From and after the date the Liquidity Requirement is met, one-third of the Cash used to make Telecommunications Acquisitions shall be counted as Consolidated Cash Capital Expenditures for purposes of this subsection 6.1C.

         (D) Minimum Access Lines. Borrowers shall not permit the combined total of voice, data and ISP lines (DSO Equivalents) of Company and its Restricted Subsidiaries as of the end of any Fiscal Quarter to be less than the correlative amount indicated.

               QUARTER ENDED                             MINIMUM ACCESS LINES
--------------------------------------------- -------------------------------------------
June 30, 2000                                                      183,000
--------------------------------------------- -------------------------------------------
September 30, 2000                                                 208,000
--------------------------------------------- -------------------------------------------
December 31, 2000                                                  240,000
--------------------------------------------- -------------------------------------------
March 31, 2001                                                     266,000
--------------------------------------------- -------------------------------------------
June 30, 2001                                                      282,000
--------------------------------------------- -------------------------------------------
September 30, 2001                                                 300,000
--------------------------------------------- -------------------------------------------
December 31, 2001                                                  318,000
--------------------------------------------- -------------------------------------------
March 31, 2002                                                     338,000
--------------------------------------------- -------------------------------------------
June 30, 2002                                                      358,000
--------------------------------------------- -------------------------------------------
September 30, 2002                                                 378,000
--------------------------------------------- -------------------------------------------
December 31, 2002                                                  398,000
--------------------------------------------- -------------------------------------------
March 31, 2003                                                     421,000
--------------------------------------------- -------------------------------------------
June 30, 2003                                                      445,000
--------------------------------------------- -------------------------------------------
September 30, 2003                                                 468,000
--------------------------------------------- -------------------------------------------
December 31, 2003 and each quarter                                 491,000
thereafter
--------------------------------------------- -------------------------------------------

6.7      [INTENTIONALLY OMITTED]

6.8      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

         Company shall at no time create, acquire or otherwise have any direct Subsidiary other than Finance Sub. Borrowers shall not, and shall not permit any Restricted Subsidiary to, alter the corporate, capital or legal structure of Borrowers or any Restricted Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, except:

                  (i) any Restricted Subsidiary of Company may be merged with or into any Wholly Owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Wholly Owned Subsidiary Guarantor; provided that, in the case of such a merger, such Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                  (ii) Borrowers and Restricted Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iii) Borrowers and Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (iv) subject to subsection 6.13, Borrowers and Restricted Subsidiaries may during any Fiscal Year make Asset Sales of assets which generated revenues comprising not more than 15% of consolidated revenues of Company and its Restricted Subsidiaries for the prior Fiscal Year; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) 75% of the consideration received shall be Cash; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

                  (v) Company may issue (a) common stock and warrants to purchase common stock, (b) the Bridge Preferred and/or the Committed Preferred having terms (other than pricing) substantially identical (and in any event with no changes which are adverse to the Lenders) to those set forth in the certificates of designation in the forms of
         Exhibit XV and Exhibit XVI, respectively, annexed hereto or, to the extent the terms of the Bridge Preferred or Committed Preferred are not substantially identical to such terms, such non-conforming terms
         (1) relate to which holders or the percentage of holders that may exercise voting rights or consent to amendments and waivers, (2) are to the seniority, registration rights or anti-dilution provisions, or
         (3) are to the covenant or default provisions as long as such covenants and defaults as so modified are no more restrictive to the Company than those set forth in Exhibit XV and Exhibit XVI, respectively, and (c) other preferred stock and warrants to purchase preferred stock; provided that the terms of such preferred stock and warrants to purchase preferred stock referenced in this clause (c) are approved by Requisite Lenders;

                  (vi) Borrowers and Restricted Subsidiaries may make Asset Sales consisting of dispositions of assets pursuant to Use Agreements, provided that the proceeds of such Asset Sales shall be applied as required pursuant to subsection 2.4B(iii)(a);

                  (vii)    ACSI may make ACSI Network Sales; and

                  (viii) Borrowers may sell all of the Capital Stock or all or substantially all of the assets of ACSI and/or Cybergate, provided that the consideration received therefor shall be in an amount at least equal to the fair market value thereof and subject to documentation in form and substance reasonably satisfactory to Requisite Lenders.

6.9      ACQUISITIONS.

         Borrowers shall not, and shall not permit any Restricted Subsidiaries to, acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) Company and its Restricted Subsidiaries may make Consolidated Cash Capital Expenditures permitted under subsection 6.6C;

                  (ii) Telecommunications Acquisitions; provided that (a) prior to the date the Liquidity Requirement is met, the aggregate cumulative Cash consideration for all such acquisitions shall not exceed $10,000,000 per Fiscal Year, (b) from and after the date the Liquidity Requirement is met, the aggregate Cash consideration for all such acquisitions shall not exceed $30,000,000 per Fiscal Year and (c) at least five Business Days prior to the date of the consummation of such acquisition, Company shall deliver to the Lenders and Administrative Agent (1) pro forma financial statements for the acquired Person giving effect to such acquisition demonstrating that the pro forma annualized EBITDA for the acquired Person (based upon the last two quarters multiplied by two) is either positive or, if negative, is not negative in an amount greater than $1,000,000 and (2) projected financial statements for Company and its Restricted Subsidiaries on a consolidated basis through the Maturity Date giving pro forma effect to such acquisition demonstrating that Borrowers shall be in pro forma compliance with all of the covenants contained in this Agreement through the Maturity Date; and

                  (iii) Telecommunications Acquisitions for which the consideration is common stock of the Company.

         In the event Borrowers desire to obtain the consent of Requisite Lenders to any acquisition not otherwise permitted under this subsection 6.9, Company shall notify Administrative Agent. Administrative Agent shall notify Lenders as soon as practicable following receipt of a request for consent to an acquisition from Company and shall cooperate with Company in seeking to obtain Requisite Lenders' approval of such request within a commercially reasonable time period taking into account all relevant factors at the time of such request.

6.10     SALES AND LEASE-BACKS.

         Borrowers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrowers or any Restricted Subsidiary has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any Restricted Subsidiaries) or (ii) which Borrowers or any Restricted Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any Restricted Subsidiary to any Person (other than Borrower or any Restricted Subsidiaries) in connection with such lease.

6.11     SALE OR DISCOUNT OF RECEIVABLES.

         Borrowers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable. Nothing in this subsection 6.11 shall prevent Borrowers or any Restricted Subsidiary from (i) settling an account with the obligor thereon for less than the face value of such account if in the ordinary course of business it is determined that such settlement is necessary to collect such account or (ii) selling delinquent accounts at a discount to a third party for collection purposes.

6.12     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         Borrowers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Borrower or that Restricted Subsidiary, as the case may be, than those that would be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Borrowers and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (ii) reasonable and customary fees paid or stock options awarded to members of the Boards of Directors of Borrowers and their Restricted Subsidiaries, (iii) the transactions pursuant to the Huff Purchase Agreement (including without limitation in Section 1 thereof) and (iv) the transactions pursuant to the agreement referred to in subsection 3.1I(ii).

6.13     DISPOSAL OF SUBSIDIARY STOCK.

         Except for any sale of 100% of the Capital Stock of a Subsidiary in compliance with subsection 6.8, Borrowers shall not:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any Restricted Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity Securities of any Restricted Subsidiaries (including such Subsidiary), except to Company, another Restricted Subsidiary of Company, or to qualify directors if required by applicable law.

6.14     CONDUCT OF BUSINESS.

         From and after the Closing Date, Borrowers shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the telecommunications businesses engaged in by Company and its Restricted Subsidiaries on the Closing Date and similar or related businesses and such other lines of business as may be consented to by Requisite Lenders. From and after the Closing Date, Company shall not engage in any business or activities other than (a) owning the stock of Finance Sub, (b) performing its obligations under the Loan Documents, Existing Senior Notes and Existing Senior Note Indentures and under the Additional Notes and any agreements governing such Additional Notes, (c) activities associated with the maintenance of its corporate existence and with respect to the payment of consolidated tax liabilities of Company and its Subsidiaries and (c) the making of Restricted Junior Payments to the extent permitted under subsection
6.5. From and after the Closing Date, Finance Sub shall not engage in any business or activities other than holding the stock of its Subsidiaries and performing its obligations under the Loan Documents and shall have no assets or liabilities other than those under the Loan Documents, Cash or Cash Equivalents held in Collateral Accounts and the stock of its Subsidiaries. From and after the Closing Date, no Subsidiary of Company shall be principally engaged in a Telecommunications Business unless such Subsidiary is a direct or indirect Wholly Owned Subsidiary of Finance Sub and no Subsidiary of Company shall be formed or acquired to principally engage in the Telecommunications Business unless such Subsidiary is a direct or indirect Wholly Owned Subsidiary of Finance Sub.

6.15     AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS.

         Neither Company nor any of its Subsidiaries will agree to any amendment to, or request any waiver of (other than a waiver for which no fee is paid and no other concessions or considerations are granted by Company or its Subsidiaries), or waive any of their respective rights under, any of the Related Agreements (other than any amendment or waiver described in the next succeeding sentence) without in each case obtaining the prior written consent of Administrative Agent and Requisite Lenders to such amendment, request or waiver and giving notice to Arranger. Notwithstanding the foregoing, Company and its Subsidiaries may agree to amend or waive any provisions of the Related Agreements (i) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or (ii) to comply with the Trust Indenture Act of 1939, as amended, or (iii) to make modifications of a technical or clarifying nature or which are no less favorable to the Lenders, in the reasonable opinion of Administrative Agent and Requisite Lenders, than the provisions of the Related Agreements as in effect on the Restatement Effective Date (for the purposes of this subsection 6.15, any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal on the Existing Senior Notes or which would reduce the rate or extend the date for payment of interest thereon, provided that no fee is payable in connection therewith, shall be deemed to be an amendment, modification or change that is no less favorable to the Lenders). Neither Company, Finance Sub nor any Restricted Subsidiary shall agree to any amendment or any waiver of any of the Intercompany Loan Documents without the prior written consent of Requisite Lenders.

6.16     FISCAL YEAR

         Borrowers shall not change their Fiscal Year-end from December 31.

6.17     MASTER NOTE AND INTERCOMPANY PURCHASE MONEY NOTE.

         Borrowers shall not permit at any time the aggregate principal amount outstanding under the Master Note to differ from (i) the aggregate principal amount of Series B Term Loans and Series C Term Loans outstanding or (ii) the aggregate principal amount outstanding under the Intercompany Purchase Money Note.

                                  SECTION 7.
                              EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by either Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by either Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

7.2      DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of either Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 7.1) or Contingent Obligations in an individual principal amount of $2,000,000 or more or with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by either Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3      BREACH OF CERTAIN COVENANTS.

         Failure of either Borrower to perform or comply with any term or condition contained in subsections 2.5, 5.2 or 5.13 or Section 6 of this Agreement; or

7.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of such Loan Party becoming aware of such default or
(ii) receipt by Borrowers of notice from Administrative Agent or any Lender of such default; or

7.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or
         (ii) an involuntary case shall be commenced against any Loan Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) Any Loan Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party shall make any assignment for the benefit of creditors; or (ii) any Loan Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of any Loan Party or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist as of the most recently ended plan year an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000 and which if required to be fully paid could reasonably be expected to have a Material Adverse Effect; or

7.11     CHANGE IN CONTROL.

                  (i) Company shall cease to own 100% of the outstanding Capital Stock of Finance Sub; (ii) any "Change of Control" shall occur under the Existing Senior Note Indentures; or (iii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

7.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any

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Collateral Document or Intercompany Loan Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or Intercompany Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

7.13     LICENSES.

         Any of the following shall occur, the result of which would reasonably be expected to have a Material Adverse Effect: (i) any material License shall be cancelled, terminated, rescinded, revoked, suspended, materially impaired or otherwise finally denied renewal, or shall cease to be in full force and effect; (ii) any proceeding shall have been instituted by or shall have been commenced before any court or any Communications Regulatory Authority that would reasonably be expected to result in (a) cancellation, termination, rescission, revocation, material impairment, suspension or denial of renewal of a material License, or (b) a modification of a material License in a material adverse respect or a renewal thereof on terms that materially and adversely affect the economic or commercial value or usefulness thereof; or (iii) any material Interconnection Agreement shall be terminated, reformed, suspended or otherwise materially impaired, or shall be renegotiated and renewed or replaced on terms that materially and adversely affect the economic or commercial value or usefulness thereof, whether by action of the parties thereto or by action of or under, modification to, or rescinding of the Communications Act, State Law or any Regulations, in whole or in part; or

7.14     STOCKHOLDER AND NASDAQ APPROVALS.

         The proxy statement relating to the Stockholder Approval for the Committed Preferred shall not have been filed with the SEC within 15 days after the Restatement Effective Date or the Stockholder Approval and any required NASDAQ approval for the Committed Preferred shall not have been obtained within 90 days after the Restatement Effective Date;

THEN (i) upon the occurrence of any Event of Default described in subsection
7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the request or with the consent of Requisite Lenders, by written notice to Borrowers, (1) declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate and (2) subject to the terms of the Loan Documents, take any and all other actions requested by Requisite Lenders.

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         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrowers, and such provisions shall not at any time be construed so as to grant
Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

                                  SECTION 8.
                                    AGENTS

8.1      APPOINTMENT.

         (A) APPOINTMENT OF AGENTS. GSCP is hereby appointed Arranger and Syndication Agent hereunder, and each Lender hereby authorizes Arranger and Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. BNY is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. First Union National Bank is hereby appointed Documentation Agent hereunder and CIT Lending Services Corporation is hereby appointed Collateral Agent hereunder and each Lender hereby authorizes Documentation Agent and Collateral Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and Lenders and Borrowers shall have no rights as a third party beneficiaries of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or any of their Subsidiaries. Each of Arranger and Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all obligations of Arranger, Syndication Agent, Documentation Agent and Collateral Agent hereunder shall terminate other than the obligations of Syndication Agent under subsection 2.1A(vi).

         (B) APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact

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business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

         In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 8 and of subsections 9.2 and 9.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

         Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

8.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         (A) POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan

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Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         (B) NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of either Borrower to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of either Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

         (C) EXCULPATORY PROVISIONS. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6).

         (D) AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions

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delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Loan Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5      SUCCESSOR ADMINISTRATIVE AGENT.

         (A) SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent, which successor Administrative Agent shall, unless an Event of Default shall have occurred and be continuing, be subject to approval of Borrowers (such approval not to be unreasonably

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withheld or delayed). Upon the acceptance of any appointment as Administrative
Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed
Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         (B)      INTENTIONALLY OMITTED.

8.6      COLLATERAL DOCUMENTS AND GUARANTIES.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 9.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent shall, in accordance with the terms of this subsection 8.6 and the Loan Documents, execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. In the event Collateral is sold in an Asset Sale permitted hereunder or otherwise consented to by Requisite Lenders, Administrative Agent shall, without further consent or authorization from Lenders, release the Liens granted under the Collateral Documents on the Collateral that is the subject of such Asset Sale concurrently with the consummation of such Asset Sale; provided that Administrative Agent (and its counsel) shall have received (i) not less than 5 Business Days' prior to the consummation of such Asset Sale from Company unless a shorter notice period is agreed to by Administrative Agent, notice of such Asset Sale in the form of an Officers' Certificate (1) certifying that no Event of Default or Potential Event of Default shall have occurred and be continuing as of the date of such release of Collateral, (2) setting forth a detailed description of the Collateral subject to such Asset Sale, (3) certifying that such Asset Sale is permitted under this Agreement and that all conditions precedent to such Asset Sale under this Agreement have been met, (4) attaching UCC-3 release statements correctly prepared in form and substance reasonably satisfactory to Administrative Agent for execution by Administrative Agent to release the Lenders' Lien on the Collateral subject to such Asset Sale and (5) attaching, if applicable, in the case of an ACSI Network Sale, a true and correct copy of the ACSI Escrow Agreement; (ii) upon consummation of such Asset Sale, written notice of the consummation thereof; and (iii) in the case of an Asset Sale other than an ACSI Asset Sale prior

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to or simultaneously with the consummation of such Asset Sale, Administrative
Agent shall have received the Officers' Certificate required pursuant to subsection 2.4B(iii)(f) together with all Net Asset Sale Proceeds of such Asset Sale, if any, then required to be applied to repay Secured Obligations under this Agreement. Upon payment in full of all of the Obligations, Administrative Agent shall release the Liens on such Collateral granted pursuant to the Collateral Documents. Upon any release of Collateral pursuant to the foregoing, Administrative Agent shall, at Borrowers' expense, execute and deliver such documents (without recourse or representation or warranty) as reasonably requested to evidence such release. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

                                  SECTION 9.
                                MISCELLANEOUS

9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         (A) GENERAL. Subject to subsection 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Borrowers, require Borrowers to file a registration statement with the SEC or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Loans, or the other Obligations owed to such Lender.

         (B) ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Each Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrowers and Administrative

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         Agent or (b) be assigned in an aggregate amount of not less than
         $1,000,000 in the case of the Series A Revolving Loans and $1,000,000 in the case of the Series B Term Loans and the Series C Term Loans (in each case, other than for assignments to other Lenders or Affiliates of such Lender or other Lenders) (or such lesser amount as shall constitute the aggregate amount of the Loans and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Borrowers and with the consent of Company (except with respect to any assignment under the Loan Put Agreement or upon the occurrence and during the continuance of an Event of Default) and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 with respect to assignments by any Lender (other than GSCP) to any person and $500 with respect to assignments by or to GSCP, and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.8B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. If any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon, upon the request of the assignee and/or the assigning Lender, new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of
         Exhibit IV, Exhibit V or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Loans of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 9.1B(i)), (a) accept such Assignment Agreement by executing a

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         counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

                  (iii) Notwithstanding anything to the contrary set forth in this subsection 9.1, any assignments of Loans made pursuant to the Loan Put Agreement shall be permitted assignments hereunder.

         (C) PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 9.4 and 9.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         (D) ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank or (ii) to a trustee in connection with a Loan securitization transaction; provided that (i) no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall any Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         (E) INFORMATION. Each Lender may furnish any information concerning the Loan Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.18.

         (F) REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations

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and warranties of such Lender contained in Section 2(c) of such Assignment
Agreement are incorporated herein by this reference.

9.2      EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree, jointly and severally, to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to Arranger and counsel to Administrative Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Arranger and counsel to Administrative Agent and of counsel providing any opinions that Arranger, Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto;
(v) all the actual costs and reasonable expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or Arranger and its counsel; (vi) all the actual costs and reasonable expenses disbursements of any consultants, advisors and agents employed or retained by Administrative Agent and its counsel; (vii) all other actual and reasonable costs and expenses incurred by Syndication Agent, Arranger or Administrative Agent in connection with the syndication of the Loans and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Arranger, Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings. Agents and Lenders agree that as long as no Event of Default or Potential Event of Default shall have occurred and be continuing, they shall notify Borrowers of any consultants to be engaged and discuss with Borrowers the consultant's proposed fees.

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9.3      INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree, jointly and severally, to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, employees, agents and affiliates of any of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that neither Borrower shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4      SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any

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other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of such Borrower to that Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not
(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrowers hereby further grant to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

9.5      RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of either Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6      AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Loan Parties therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each

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Lender (with Obligations directly affected in the case of the following clause
(i)): (i) extend the scheduled final maturity of any Loan or Note or waive, reduce or postpone any scheduled repayments of the Loans pursuant to subsection 2.4A or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E) or any commitment fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan or (ii) amend, modify, terminate or waive any provision of subsection 2.4D(iii), subsection 9.5 or this subsection 9.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders", (iv) consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement or (v) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents; provided, further that no such amendment, modification, termination or waiver shall amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision of this Agreement as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent, and provided further that, subject to the agreement of the Lenders not to take certain actions without the consent of the Huff Fund in Section 7 of the Loan Put Agreement, neither the Huff Fund nor any Affiliate of the Huff Fund shall have any voting rights under this subsection 9.6 or otherwise under the Loan Documents in respect of the Assigned Loans (as defined in the Loan
Put Agreement) including in any bankruptcy proceedings. The immediately preceding proviso shall terminate with respect to Loans that are duly assigned pursuant to subsection 9.1 to a Person that is not an Affiliate of the Huff Fund. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.
Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers.

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9.7      NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Arranger, Syndication Agent or Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

9.8      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         (A) All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement.

         (B) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C,
8.4 and 9.5 shall survive the payment of the Loans and the termination of this Agreement.

9.9      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10     MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that either Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies

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therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11     SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.13     HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14     APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO INCONSISTENT CONFLICTS OF LAWS PRINCIPLES.

9.15     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrowers without the prior written consent of all Lenders.

9.16     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST EITHER BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

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DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR
FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.7; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND
(VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.16 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9.17     WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 9.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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9.18     CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrowers in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Borrowers that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and will have agreed to keep such information confidential) or disclosures required by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

9.19     MAXIMUM AMOUNT.

         (A) It is the intention of Borrowers and Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Borrowers, Administrative Agent and Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lenders or to Administrative Agent on behalf of Lenders as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or thereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or of any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness of Company evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Company, Administrative Agent and Lenders.

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         (B) If under any circumstances Lenders shall receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i), and shall be so applied in accordance with subsection 2.4B(iv) hereof, or if such amount exceeds the unpaid balance of the Loans and any other indebtedness of Company in favor of Lenders, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Company.

9.20     ENTIRE AGREEMENT.

         This Agreement, together with the other Loan Documents and other documents delivered pursuant hereto and thereto, represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties relating to the subject matter hereof.

9.21     COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

9.22     ACKNOWLEDGMENT AND CONSENT.

         Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Agreement. Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations" as the case may be (in each case as such terms are defined in the applicable Loan Document), including without limitation the payment and performance of all such "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of this Agreement. Each Loan Party acknowledges and agrees that any of the Loan Documents entered with respect to the Original Credit Agreement and to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement, except with respect to the Original Credit Agreement, to the extent expressly modified by this Agreement. Each Loan Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Loan Party is not required by the terms of the Original Credit Agreement or any other Loan Document to consent to this Agreement and (ii) nothing in this Agreement or any other Loan Document shall be deemed to

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require the consent of such Loan Party to any future amendments, consents or waivers to this Agreement.

         Each of the Loan Parties hereby, to the fullest extent permitted by applicable law, acknowledges and confirms that it does not have any grounds and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to) the Original Credit Agreement, this Agreement or any of the other Loan Documents, any of the terms or conditions thereof or thereunder, or the status of any thereof as legal, valid and binding obligations enforceable in accordance with their respective terms; and it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Lenders and the Agents, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "INDEMNIFIED PARTIES") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, prior to or as of the Restatement Effective Date for, upon, or by reason of, any matter, cause or thing whatsoever, arising out of, or relating to the Original Credit Agreement, this Agreement or any of the other Loan Documents (including, without limitation, any payment, performance, validity or enforceability of any or all of the terms or conditions thereof or thereunder) or any transaction relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                          BORROWERS:

                          e.spire COMMUNICATIONS, INC.



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          e.spire FINANCE CORPORATION



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------


                          LENDERS:

                          GOLDMAN SACHS CREDIT PARTNERS
                          L.P., individually, as Arranger and as
                          Syndication Agent



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          THE BANK OF NEW YORK, individually and as
                          Administrative Agent



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          FIRST UNION NATIONAL BANK, individually
                          and as Documentation Agent



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          CIT LENDING SERVICES CORPORATION
                          (f/k/a Newcourt Commercial Finance
                          Corporation), an affiliate of The CIT Group,
                          Inc., individually and as Collateral Agent



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------


                          BANKERS LIFE AND CASUALTY COMPANY



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          CONSECO ANNUITY ASSURANCE COMPANY


                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          DEUTSCHE BANK AG NEW YORK BRANCH


                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------

                          FOOTHILL CAPITAL CORPORATION



                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------


                          FRANKLIN FLOATING RATE TRUST


                          By:
                              ----------------------------------
                              Title:
                                     ---------------------------


                          MERRILL LYNCH GLOBAL
                          INVESTMENT SERIES INCOME
                          STRATEGIES PORTFOLIO

                          By:  Merrill Lynch Investment Managers,
                               L.P., as Investment Advisor



                          By:
                              --------------------------------
                              Title:
                                     ---------------------------

                          MERRILL LYNCH SENIOR FLOATING
                          RATE FUND INC.



                          By:
                              --------------------------------
                              Title:
                                     ---------------------------

                          FOR PURPOSES OF SECTION 9.22 ONLY:



                          SUBSIDIARY GUARANTORS:


                          e.spire LEASING CORPORATION


                          e.spireDATA, INC.


                          ACSI LOCAL SWITCHED SERVICES, INC.


                          ACSI LOCAL SWITCHED SERVICES OF VIRGINIA, INC.


                          ACSI LONG DISTANCE, INC.


                          ACSI NETWORK TECHNOLOGIES, INC.


                          AMERICAN COMMUNICATION SERVICES OF ALBUQUERQUE, INC.


                          AMERICAN COMMUNICATION SERVICES OF AMARILLO, INC.


                          AMERICAN COMMUNICATION SERVICES OF ATLANTA, INC.


                          AMERICAN COMMUNICATION SERVICES OF AUSTIN, INC.


                          AMERICAN COMMUNICATION SERVICES OF BATON ROUGE, INC.


                          AMERICAN COMMUNICATION SERVICES OF BIRMINGHAM, INC.


                          AMERICAN COMMUNICATION SERVICES OF BOISE, INC.


                          AMERICAN COMMUNICATION SERVICES OF CHARLESTON, INC.


                          AMERICAN COMMUNICATION SERVICES OF CHATTANOOGA, INC.

                          AMERICAN COMMUNICATION SERVICES OF COLORADO
                          SPRINGS, INC.


                          AMERICAN COMMUNICATION SERVICES OF COLUMBIA, INC.


                          AMERICAN COMMUNICATION SERVICES OF COLUMBUS, INC.


                          AMERICAN COMMUNICATION SERVICES OF CORPUS CHRISTI,
                          INC.


                          AMERICAN COMMUNICATION SERVICES OF DALLAS, INC.


                          AMERICAN COMMUNICATION SERVICES OF D.C., INC.


                          AMERICAN COMMUNICATION SERVICES OF EL PASO, INC.


                          AMERICAN COMMUNICATION SERVICES OF FORT WORTH, INC.


                          AMERICAN COMMUNICATION SERVICES OF GREENVILLE, INC.


                          AMERICAN COMMUNICATION SERVICES OF HUNTSVILLE, INC.


                          AMERICAN COMMUNICATION SERVICES OF IRVING, INC.


                          AMERICAN COMMUNICATION SERVICES OF JACKSON, INC.


                          AMERICAN COMMUNICATION SERVICES OF JACKSONVILLE,
                          INC.


                          AMERICAN COMMUNICATION SERVICES OF KANSAS CITY, INC.


                          AMERICAN COMMUNICATION SERVICES OF LAS VEGAS, INC.


                          AMERICAN COMMUNICATION SERVICES OF LEXINGTON, INC.

                          AMERICAN COMMUNICATION SERVICES OF LITTLE ROCK, INC.


                          AMERICAN COMMUNICATION SERVICES, OF LOUISIANA, INC.


                          AMERICAN COMMUNICATION SERVICES OF LOUISVILLE, INC.


                          AMERICAN COMMUNICATION SERVICES OF LUBBOCK, INC.


                          AMERICAN COMMUNICATION SERVICES OF MARYLAND, INC.


                          AMERICAN COMMUNICATION SERVICES OF MIAMI, INC.


                          AMERICAN COMMUNICATION SERVICES OF MOBILE, INC.


                          AMERICAN COMMUNICATION SERVICES OF MONTGOMERY, INC.


                          AMERICAN COMMUNICATION SERVICES OF PIMA COUNTY, INC.


                          AMERICAN COMMUNICATION SERVICES OF RIO RANCHO, INC.


                          AMERICAN COMMUNICATION SERVICES OF ROANOKE, INC.


                          AMERICAN COMMUNICATION SERVICES OF SAN ANTONIO, INC.


                          AMERICAN COMMUNICATION SERVICES OF SAVANNAH, INC.


                          AMERICAN COMMUNICATION SERVICES OF SHREVEPORT, INC.


                          AMERICAN COMMUNICATION SERVICES OF SPARTANBURG, INC.


                          AMERICAN COMMUNICATION SERVICES OF TAMPA, INC.

                          AMERICAN COMMUNICATION SERVICES OF TULSA, INC.


                          AMERICAN COMMUNICATION SERVICES OF VIRGINIA, INC.


                          AMERICAN COMMUNICATION SERVICES OF WILMINGTON, INC.


                          AMERICAN COMMUNICATIONS SERVICES INTERNATIONAL, INC.


                          CYBERGATE, INC.

                          FLORIDANET, INC.



                          Each by:
                                  ----------------------------------------
                                Name:
                                Title: Authorized Signatory of each of the
                                       foregoing Subsidiary Guarantors